EXHIBIT 10.142 - CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.142 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

LICENSE AGREEMENT

License Agreement (“Agreement”) dated July 21, 2010 between Nine West Development Corporation, a Delaware corporation (“Licensor”), whose address is 1007 Orange Street, Wilmington, DE 19801 and Inter Parfums USA, LLC, a New York limited liability company (“Licensee”) whose address is 551 Fifth Avenue, New York, NY 10176 (Licensor and Licensee hereinafter sometimes collectively referred to as the “Parties”).

WHEREAS, Licensor is the owner and registrant of the trademark “NINE WEST” (the “Mark”), and all variations and derivations thereof, and of subsisting registrations and applications for such marks in the United States Patent and Trademark Office as set forth on Schedule 1 annexed hereto, and in other countries around the world; and

WHEREAS, Licensee is engaged in the manufacture, sale and distribution of  fragrances and cosmetics, and desires to obtain from Licensor an exclusive, world-wide license to use the Mark in the form as shown in Schedule A annexed hereto, and such variations and derivations thereof as Licensor in its sole discretion shall designate as usable by Licensee (collectively, the “Licensed Mark”), in connection with the design, manufacture or assembly, sale, marketing, distribution, advertising and promotion of fragrances and cosmetics as described in Schedule B hereto (the “Licensed Articles”), upon such terms and subject to such conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties agree as follows:

DEFINITIONS

The following capitalized terms shall have the meanings ascribed below in this Agreement.

 “Affiliate”.  An "Affiliate," in the case of Licensor, shall mean an entity or person which directly or indirectly controls or is controlled by or is under common control with Licensor, with the exception of Licensee, and in the case of Licensee, shall mean an entity or person which directly or indirectly controls or is controlled by or is under common control with Licensee with the exception of Licensor. For avoidance of doubt, distributors of Licensee shall not be deemed Affiliates of Licensee.

“Annual Period”:  The period commencing on the signing of this Agreement and ending on December 31, 2011 and each consecutive 12-month period of the Term thereafter shall be referred to as an “Annual Period.”

“Channels of Distribution”:   “Channels of Distribution” consist of the following First Tier Retailers, as hereinafter defined. First Tier Retailers shall mean those first-line, high-quality department stores, specialty retail stores and fragrance/cosmetic specialty retail stores in the Territory, which, based upon their locations, merchandising and overall operations are consistent with the high quality of the Licensed Articles and the reputation, image and prestige of the Licensed Mark. Such high-quality retail stores shall include, but not be limited to, those that sell any one (1) of the three (3) following brands: [—————————]1. Channels of Distribution shall include, but not be limited to, the pre-approved list of First Tier Retailers in the United States is set forth in Schedule E-1 annexed hereto, and additional First Tier retailers, which meet the criteria above, are subject to the approval of Licensor.

In addition, with respect to distribution and sales of Licensed Articles outside the United States, First Tier Channels of Distribution shall also include international duty free stores, prestige fragrance perfumeries, U.S. Military Bases, or other regular priced stores where prestige fragrances are sold with comparable reputation, image and prestige of the First Tier Retailers in the United States. International First Tier retailers, which meet the criteria above, are subject to the prior written approval of Licensor. Licensee agrees that, with respect to sales of Licensed Articles outside the United States, sales priority will be given to the Foreign Territories in which there are (i) Nine West Retail Stores owned or operated by Licensor’s Foreign Licensees and (ii) department store customers of the Licensor’s Foreign Licensees listed in Schedule E-2, as amended from time to time. Authorization to make sales in additional Foreign Territories shall be requested by Licensee in advance and subject to the prior written approval of Licensor.

In addition, Channels of Distribution shall also include pre-approved Second Tier Retailers, which is defined to mean those retailers below the reputation, image and prestige of the First Tier Retailers, but above deep discount mass market and club stores or outlets such as Wal-Mart. Licensee shall obtain the approval of Licensor for each Second Tier Retailer prior to selling to any Second Tier Retailers. In no event shall Licensee make any sales to wholesalers, jobbers or diverters, factory outlet stores, warehouse clubs, swap meets, flea markets, kiosks or similar sales outlets, and, unless otherwise authorized in advance and in writing by Licensor, the Internet or other electronic channels of distribution, such as interactive.

The Channels of Distribution shall also include “E-tailers” (as such term is hereinafter defined) pre-approved in writing by Licensor, which will promote the availability of the Licensed Articles via such E-tailers’ E-commerce Web sites and which will fulfill orders for the Licensed Articles placed through such E-commerce Web Sites. “E-tailers” shall mean any entity engaged in the legal promotion and sale of the Licensed Articles whose primary means of promotion, sale or distribution of the Licensed Articles is via an E-Commerce Web Site, which have a comparable reputation, image and prestige of First Tier Retailers.

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.1.

 “Contractor” shall mean any person, firm or company appointed or proposed as a contractor to perform filling or the manufacturing of the Licensed Articles on behalf of Licensee pursuant to this Agreement. For purposes of this Agreement, (i) [———-]2, shall be the exclusive creator and supplier of the fragrance oils to be used in the initial version of the Licensed Articles to be produced and marketed by Licensee hereunder. For subsequent versions of the Licensed Articles, the Parties shall consult in good faith with other fragrance suppliers and [———-]3 to determine which of such fragrance suppliers shall create and supply such subsequent versions of the Licensed Articles. [———-]4, and any such other fragrance supplier, shall be deemed to be a Contractor hereunder; and (ii) "Subcontractors/Suppliers," as hereinafter defined, shall also be deemed to be Contractors..

“Creative” shall mean product fragrances (or formula combinations), concepts Formulae, product names, product line names, formula/ingredient descriptions, instructions, packaging, labels, tags, taglines, slogans, copy, scent strip designs, images, artwork, drawings, sketches, plans, designs, displays, illustrations, models, Packaging Materials and all other forms of identification affixed to or connected with Licensed Articles whether or not Approved by Licensor, including, without limitation, any New Marks, but excluding stock components, such as bottles, caps and pumps, provided Licensee gives notice to Licensor of the intended use of such components. The Parties agree that Licensor will engage, at its sole cost and expense, [———-]5, the creative consultant who will, as Licensor's representative, coordinate the efforts of the Parties and the Contractors with respect to fragrance development and all creative elements, from concept to finished product to assure efficient and effective communication among the Parties and the Contractors and production and marketing of the Licensed Articles. The Parties further agree that they will collaborate on the selection of two (2) or three (3) candidates for consideration as the Contractor that will assist in the design of the bottle(s) and Packaging Materials for the Licensed Articles sales launch and for the subsequent introduction of additional fragrances.

“Development Services” shall mean those product development services to be performed by Licensee as described in Section 1.12.

2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.2.
3 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.3.
4 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.4.
5 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.5.

“Formula(e)” shall mean any and all of the formulae, lists of ingredients, fragrances, technical information, recipes, processes and instructions (held in whatever form) reasonably necessary to enable the Licensed Articles to be produced. Formulae used to produce the launch fragrance hereunder shall be owned by [———-]6. Ownership of Formula(e) for any fragrance(s) produced hereunder other than the launch fragrance shall be owned by the fragrance supplier for that fragrance. All Formulae for fragrances produced hereunder shall be for the perpetual and exclusive use of Licensor.

“Fully Burdened Cost” shall mean the cost of Licensee’s inventory plus reasonable allocation of overhead, i.e., purchasing, development and production expenses.

“Initial Launch” shall mean the first delivery of Licensed Articles to a First Tier Retailer approved by Licensor and/or a Nine West Retail Store, which the Parties estimate will be approximately twelve (12) months after Effective Date.

“Initial Suggested Retail Price” shall mean the retail price established by Licensor in consultation with Licensee and as to which Licensee has given its consent, provided such consent is to not be unreasonably withheld, as the initial manufacturer’s suggested retail price (“MSRP”) to be marked on the relevant Licensed Articles.

“Licensed Articles”:  The “Licensed Articles,” all bearing the Licensed Mark, shall consist of the products set forth on Schedule B to this Agreement.

“Licensor’s Foreign Licensees”: Licensor’s Foreign Licensees shall mean those non-United States retail stores, whether stand alone or leased, which are owned, operated, or leased by Licensor’s Licensees.

“Licensed Mark”: The “Licensed Mark” consists of the “NINE WEST” trademark(s) as set forth in Schedule A to this Agreement.

“Licensed Materials”: Licensed Materials shall have the meaning set forth in set forth in Section 7.1 hereof.

“Nine West Retail Stores”. “Nine West Retail Stores” shall mean those retail stores which are owned and operated by Licensor’s Affiliate,  in the United States.

 “Minimum Annual Royalty”: The “Minimum Annual Royalty” is the Sales Royalty amount payable by Licensee to Licensor on required Minimum Net Sales of Licensed Articles for an Annual Period.  The Minimum Annual Royalty for each Annual Period, together with the required Minimum Net Sales, shall be in the amounts set forth in Schedule C.  The Minimum Annual Royalty shall be paid to the Licensor in U.S. Dollars in four (4) equal installments no later than [———-]7 after the end of each calendar quarter. Upon execution and delivery of this Agreement Licensee shall pay in advance the Minimum Annual Royalty for the Second Annual Period in one lump sum payment.

6 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.6.
7 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.7.

Payments of the Minimum Annual Royalty with respect to an Annual Period shall be credited against the Sales Royalty payments due during that Annual Period but any payments of the Minimum Annual Royalty or Sales Royalty with respect to an Annual Period may not be applied to any other Annual Period.

“Net Sales”:  The term “Net Sales” shall have the meaning set forth in Article 6.1 hereof.

“New Marks”: The term “New Marks” shall mean any names, trademarks, service marks, trade names, domain names, taglines, slogans, logos or trade dress developed under this Agreement or used or proposed to be used on Licensor Licensed Articles, and any other names, trademarks, service marks, taglines, slogans or trade dress displayed on or in connection with Licensor Licensed Articles or the packaging for Licensor Licensed Articles.

“Sales Royalty”:  The “Sales Royalty” is equal to [———-]8 of Net Sales.

Sales Royalty payments shall be due at the end of each calendar quarter and shall be paid to the Licensor in U.S. Dollars no later than [———-)]9 days thereafter. In the event Licensee’s sales of Licensed Articles are paid for in the currency other than U.S. Dollars, Net Sales of such Licensed Articles shall be reported to Licensor in U.S. Dollars using the Average Exchange Rate (as hereinafter defined) for each month the report relates to. The Sales Royalty payable thereon shall be calculated in the U.S. Dollar equivalent of the Average Exchange Rate, totaled for the reporting period, and paid in accordance with the provisions of this Agreement. For purposes of this Agreement, “Average Exchange Rate” for any period of time with respect to any currency other than U.S. Dollars means the daily average price during such period of time at which the U.S. Dollar could have been purchased with such other currency, as reported on www.oanda.com or, if no rate(s) is(are) available on www.oanda.com for such date(s), on the rates reported for such date(s) by the Wall Street Journal. The Sales Royalty due Licensor for an Annual Period shall, in no case, be less than the Minimum Annual Royalty specified below for that Annual Period.

8 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.8.
9 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.9.

"Subcontractors/Suppliers": The term "Subcontractors/Suppliers" shall mean all subcontractors and suppliers of component parts that bear the Licensed Marks, or the name or logo of Licensor.

“Term”: The "Term" will be the period commencing with the signing of this Agreement and ending on December 31, 2016 unless sooner terminated as provided herein. As hereinabove set forth, the first Annual Period will be deemed to be the period commencing on the date of execution of this Agreement by the Parties and ending on December 31, 2011. Licensee shall have the option to renew the term for up to two (2) consecutive three (3)-year Annual Periods as follows:

(a) for the first renewal period, (i) Licensee notifies Licensor of Licensee’s intent to renew not later than January 31, 2016, (ii) Licensee has not committed an Event of Default, and (iii) Licensee has met Minimum Net Sales for [———-]10 as set forth in Schedule D;   and

(b)  for the second renewal period, (i) Licensee notifies Licensor of Licensee’s intent to renew not later than January 31, 2019, (ii) Licensee has not committed an Event of Default, and (iii) Licensee has met Minimum Net Sales for [———-]11 as set forth in Schedule D.

To the extent Licensee exercises its option, the Term will be extended for the applicable three (3)-year Annual Periods (each a “Renewal Term”).

“Territory”:  The “Territory” shall consist of the world; provided, however, that Licensee may make sales of Licensed Articles only in those countries in which the Licensed Mark is registered, or in which registration has been applied for. Schedule A contains a listing of the countries in which the Licensed Mark is registered or in which registration has been applied for. Licensee must obtain Licensor’s prior written approval to make sales of Licensed Articles in any country that is not listed in Schedule A.

ARTICLE 1 - GRANT OF LICENSE; PRODUCT DEVELOPMENT

1.1           Grant of License. Licensor hereby grants to Licensee the exclusive, personal and nontransferable right to use, under the auspices and privileges provided by the registrations covering the same, the Licensed Marks to (i) develop, produce, and manufacture Licensed Articles, (ii) sell Licensed Articles to Nine West Retail Stores and Licensor’s Foreign Licensees and (iii) market, advertise, distribute and sell Licensed Articles within the Channels of Distribution, during the Term of this Agreement and any Renewal Term; provided, however, that Licensee’s right to market, promote and sell Licensed Articles in the Territory outside of the United States shall be non-exclusive solely to the extent of rights existing in Licensor’s Foreign Licensees as of the effective date of this Agreement; and provided further, that no manufacturing rights to Licensed Articles reside in any third party, except to the limited extent set forth in this Article 1.1(f) and (g) relating solely to cosmetic Licensed Articles.

10 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.10.
11 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.11.

(a)           Licensor reserves all rights not specifically granted to Licensee hereunder.

(b)           The rights hereby granted to Licensee may not be licensed, sublicensed, assigned or otherwise transferred by Licensee to any third party, in whole or in part, without the prior written consent of Licensor.

(c)           Licensee expressly acknowledges that it is not licensed or authorized under this Agreement to use the Licensed Marks or otherwise exercise any rights licensed hereunder, or allow any third party to do so, either directly or indirectly, on non-Licensed Articles, except as may otherwise be agreed in writing by Licensor with respect to “gift with purchase” items or “purchase with purchase items”; provided that no “gift with purchase” item or “purchase with purchase” item may consist of a product currently under license by Licensor to a third party licensee, unless otherwise agreed in writing among Licensor, Licensee and such third party licensee.

(d)           Licensee shall not advertise, promote or otherwise market the Licensed Articles to the public or to the trade (or permit any third party to do so) earlier than, the later of (i) the commencement date of the Term, or (ii) Licensee’s receipt of Licensor’s approvals pursuant to Article 2 below.

(e)           Notwithstanding anything to the contrary contained in this Article 1.1 hereof, the marketing, distribution and sale rights relating to cosmetic Licensed Articles as contained in Schedule B shall initially be limited to marketing of “gift with purchase” and/or “purchase with purchase” promotions in conjunction with sales of Licensed Articles.

(f)           If at any time during the Term, Licensee desires to expand its rights to use the Licensed Mark in connection with the design, manufacture or assembly, sale, marketing, distribution or advertising and promotion of cosmetic Licensed Articles for sales to customers for purposes other than “gift with purchase” and/or “purchase with purchase”  bearing such Licensed Mark in the Territory, then Licensee shall so inform Licensor, and Licensee shall submit to Licensor for its consideration, a business plan for the Licensed Mark in the Territory (the “Business Development Plan”).  Such Business Development Plan in each instance shall set forth with reasonable specificity, the manner in which Licensee plans the sale, marketing, distribution, advertising and promotion of cosmetics Licensed Articles under such Licensed Mark in the Territory, a level of Minimum Net Sales and corresponding payment of Minimum Royalties for each Annual Period in which Licensee plans to distribute Articles under such Licensed Mark (which shall be separate from and not included in the Minimum Net Sales or Minimum Royalties provided for in this Agreement) and the date that Licensee shall commence sales, all in a format acceptable to Licensor, together with such information as Licensor may reasonably request. Licensor shall provide its written approval or denial of each such Business Development Plan in a timely manner, not to exceed [———-]12 from the date that such Business Development Plan is received by Licensor, which approval or denial shall be in Licensor’s sole discretion.  Upon approval by Licensor, the Parties shall enter into an appropriate written amendment to this License Agreement, upon terms and conditions as set forth in the approved Business Development Plan and as agreed upon by the Parties. If Licensor denies approval of the Business Development Plan, Licensor shall advise Licensee of its objections and Licensee shall submit an amended Business Development Plan for approval within [———-]13 after its receipt of Licensor’s written denial of approval. If Licensor does not approve the amended Business Development Plan, this Agreement and the license granted hereunder shall remain in full force and effect in accordance with its terms and Licensor may grant to a third party licensee the exclusive right to sell cosmetics bearing the Licensed Mark in the Territory and the non-exclusive right to sell cosmetics bearing the Licensed Mark as “gifts with purchase” and/or “purchase with purchase”.

12 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.12.
13 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.13.

(g)           If at any time during the Term, Licensor desires to expand the rights to use the Licensed Mark in connection with the design, manufacture or assembly, sale, marketing, distribution or advertising and promotion of cosmetic Licensed Articles for sales to customers for purposes other than “gift with purchase” and/or “purchase with purchase” promotions bearing such Licensed Mark in the Territory, and provided Licensee has not submitted a Business Development Plan pursuant to Section 1.1(f), above, which was not approved by Licensor, then Licensor shall give notice to Licensee (the "Licensor Cosmetic Notice"), and Licensee shall have the exclusive first right of negotiation with respect to such rights for a period of [———-]14 from the date Licensor provides the Licensor Cosmetic Notice to Licensee. In the event Licensee exercises such right, then Licensee shall submit to Licensor for Licensor’s consideration, a Business Development Plan for the cosmetic Licensed Articles in the Territory setting forth substantially the same information as that referred to in Section 1.2(f), above. If Licensor rejects the Business Development Plan submitted by Licensee, then Licensor may enter into a license agreement for cosmetic Licensed Articles with a third party, provided that, Licensee shall continue to have the non-exclusive right to design, manufacture or assembly, sale, market, distribute, advertise and promote and sell the same cosmetic Licensed Articles that it has marketed with “gift with purchase” and/or “purchase with purchase” promotions into Channels of Distribution.

14 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.14.

(h)           If at any time during the Term, Licensor desires to expand the rights to use the Licensed Mark in connection with the design, manufacture or assembly, sale, marketing, distribution or advertising and promotion of men's or children's (or both men's and children's) fragrance Licensed Articles, then for each such expansion of rights Licensor shall give notice to Licensee (each a "Licensor Additional Fragrance Notice"), and Licensee shall have the exclusive first right of negotiation with respect to such rights for a period of [———-]15 from the date Licensor provides the Licensor Additional Fragrance Notice to Licensee. In the event Licensee exercises such right, then Licensee shall submit to Licensor for Licensor’s consideration, a Business Development Plan for the fragrance Licensed Articles in the Territory setting forth substantially the same information in respect of such fragrance Licensed Articles as that referred to in Section 1.2(f), above. If Licensor rejects the Business Development Plan submitted by Licensee, then Licensor may enter into a license agreement for such fragrance Licensed Articles with a third party.

1.2           General Scope.  In collaboration with Licensor, Licensee shall develop Licensed Articles under the Licensed Marks.

1.3           Licensee Responsibility.  Licensee shall be responsible, at its sole cost and expense, for development of product concepts, Formulae, Packaging Materials, other Creative and all other aspects of actual or proposed Licensed Articles, for making all samples and all aspects of the manufacture of Licensed Articles.

1.4           Regular Updates. Licensee agrees to use commercially reasonable best efforts stay abreast of research and development relevant to the Licensed Articles industry and technological developments and innovations in manufacturing and marketing techniques for Licensed Articles and Packaging Materials.

1.5           Annual Planning.

(a)           Within [———-]16 after the date of this Agreement, and thereafter each year consistent with Licensee’s ordinary course of business on an annual basis, Licensee shall develop a product plan for the next fiscal year (the “Annual Plan”), which shall set forth descriptions of the Licensed Articles Licensee plans to develop (including a description of each SKU), a timeline for the development of each of these products and their corresponding promotional materials.

(b)           Licensee shall submit the Annual Plan to Licensee for Approval, and shall meet with Licensor to discuss the Annual Plan.

1.6           Product Concept and Creation.  Licensee shall, at its expense, create, develop and manufacture the Licensed Articles, which shall be subject to the Approval of Licensor; and Licensee shall provide notice to Licensor at each stage of production, as follows:

•	Product concept, including fragrance scent and fragrance color
•	bottle or container design and styling,

15 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.15.
16 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.16.

•	development and choice of Licensed Articles,
•	development and choice of packaging,
•	choice of the product name
•	logo design and logo color.

1.7          Preliminary Legal Clearance.  Licensee shall ensure, and bear all costs and expenses of ensuring, that all prototypes submitted for Approval will adhere to the legal requirements of territories in which manufacturing and selling of Licensed Articles is anticipated to occur and any territories from which components or ingredients thereof may be obtained. In the event Licensor authorizes Licensee in writing to undertake in Licensor’s behalf a trademark search in a particular jurisdiction with respect to the Licensed Mark, Licensor shall reimburse Licensee for Licensee’s reasonable out-of-pocket expenses incurred in connection with any such authorized search.

1.8         Contractors and Manufacturing Process.

(a)           All Licensed Articles shall be filled, produced, manufactured sold, distributed, marketed, advertised, promoted, labeled, packaged and, if applicable, imported into any country or region by Licensee, in all material respects in accordance with all applicable foreign and United States laws, rules and regulations, including, without limitation, those of the U.S. Food and Drug Administration, and comparable laws, rules and regulations of those non-U.S. jurisdictions in which Licensee manufactures, promotes, markets and sells Licensed Articles, and the practices and policies of Licensor relating thereto, including those with respect to fair remuneration for work, health and safety conditions in the work environment, environmental conditions and social protection of workers. Licensee shall provide a copy of Licensor’s current Standards for Contractors and Suppliers (as attached hereto as Schedule I and as may be translated or amended by Licensor from time to time, the “Standards”) to Contractors and Subcontractors/Suppliers, and Licensee shall monitor and be responsible for the compliance of its Contractors with the Standards.

(b)           Licensee agrees that, prior to commencing the production of Licensed Articles at any particular factory or facility, or otherwise at Licensor’s request, it will provide notice to Licensor of the identity, location and ownership of any factory or facility that fills, produces and manufactures Licensed Articles, and any such other information as Licensor may reasonably request.  Licensee shall cease producing Licensed Articles at factories or facilities as to which Licensor shall object, within [———-]17 following Licensee’s receipt of such notice, provided such objection is made in good faith and the reasons therefor are simultaneously provided in writing and in reasonable detail to Licensee, and further provided that Licensee does not alleviate the concerns or rectify the issues of Licensor that led to such objection.

17 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.17.

(c)           Licensee further agrees that it will make all Contractors and Subcontractors/Suppliers  aware in writing that:  (i) they are expected to adhere to all of the same high standards with regard to Licensed Articles and the Licensed Mark to which Licensee is held; (ii) Licensor is the true and lawful owner of the Licensed Mark and all applications or registrations therefor; and (iii) Licensee’s authority to use the Licensed Mark derives solely from and subject to the terms and conditions of this Agreement. Licensee shall remain fully responsible for compliance with all terms and conditions of this Agreement and shall use its best efforts to protect the Licensed Mark from any misappropriation, misuse or unauthorized use by any of its directors, officers, employees, agents, Contractors, Subcontractors/Suppliers, associates or Affiliates (collectively "Third Parties" for purposes of this Section 1.8(c)). Notwithstanding the forgoing, Licensee shall fulfill its obligations under this Section 1.8 if, after using its best efforts to remedy any such misappropriation, misuse or unauthorized use of the Licensed Marks, Licensee terminates the relationship of such Third Party. Upon Licensor’s request during each Year, Licensee will deliver to Licensor a certificate substantially the same in form and substance as that set forth in Schedule I-2 annexed hereto and made part hereof.

(d)           Licensor shall have the right, at any time upon [———-]18 prior notice to Licensee, to inspect the process of manufacturing of Licensed Articles, or warehousing of any and all Licensed Articles, samples, and Packaging Materials produced hereunder, and Licensee shall, at all times during the Term, make its premises and facilities, and use its best efforts to make any manufacturing, warehouse and distribution facilities, available to Licensor or its duly authorized representatives, for inspection by Licensor or its duly authorized representatives, during normal business hours, provided such inspection does not interfere with the normal business operations of the party being inspected.

(e) In addition to the foregoing, Licensee shall ensure that all Licensed Articles conform in all material respects to the applicable rules and regulations of the U.S. Food and Drug Administration (and similar foreign agencies) with respect thereto.

1.9          Final Legal Clearance.  Notwithstanding anything to the contrary contained in this Agreement, Licensor at its sole cost and expense shall, with respect to the countries in which Licensee is authorized to manufacture, distribute, market and/or sell Licensed Articles, secure such Licensed Mark rights in the Licensed Articles such that in Licensor’s reasonable opinion, the Licensed Articles may freely be manufactured, distributed, marketed or sold by or for Licensor.

1.10        Creative. Licensee shall, in the form of an Annual Plan submit in writing or in such other appropriate tangible or intangible form, all Creative related to Licensor Product for any new product to Licensor for Approval (which must either be approved or rejected within [———-]19.  The parties acknowledge that Approval of the Creative for the Initial Launch shall be determined by a separate schedule as agreed between the parties.

18 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.18.
19 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.19.

1.11          [intentionally omitted]

1.12          Development Warranties.

(a)            Licensee represents and warrants that the Development Services will be performed in a professional manner consistent with the level of care, skill, practice and judgment exercised by other professionals in performing services of a similar nature under similar circumstances by personnel with requisite skills, qualifications and licenses needed to carry out such work.

(b)            Licensee represents and warrants that all Creative embodied in any Licensor Product will be of original development by Licensee (except for Approved Third-Party Materials or information supplied by Licensor to Licensee expressly for use in any Licensor Product) and do not infringe upon or otherwise violate any trademark, copyright, patent or other proprietary rights, United States or foreign, of any third party, or otherwise violate any U.S. or foreign law, statute or regulation. Licensee represents and warrants that all Creative submitted to Licensor for Approval shall have been created specifically for Licensor and shall not have been previously presented to another company by Licensee or Licensee’s Affiliates. Licensee further warrants that Licensee has not and will not in the performance of this Agreement infringe upon or otherwise violate any trademark, copyright, patent or other proprietary right, United States or foreign, of any third party.  If, at any time during or after the term of this Agreement, Licensee becomes aware of the potential for a claim for such infringement or violation, Licensee shall promptly so notify Licensor in writing.

(c)            Licensee represents and warrants that the Licensed Articles it will produce hereunder shall be at the least comparable to the high quality designer fragrances produced for brands such as [———-]20 and suitable for sale in First Tier Retailers as defined in this Agreement.

(d)            Notwithstanding anything to the contrary contained in this Agreement, Licensee shall have the right to use or to make use of stock components, such as bottles, caps and pumps, in connection with the design, creation or manufacture of Licensed Articles, provided that, Licensee gives prior written notice to Licensor of the intended use of such components and Licensor gives its written Approval of such use; and provided further that, the end result of Licensee’s use of such stock components is a design that is unique to the Licensed Articles, such design shall be the property of Licensor, subject to the rights of Licensee and third parties in such stock components, but not such unique design.

20 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.20.

(e)           The Creative, including, without limitation, the fragrance, New Marks, and the Packaging Materials shall be for the exclusive use of Licensor, and except for the Formulae, shall remain the exclusive property of, and in the exclusive possession of, Licensor. Other than in performance of this Agreement, Licensee shall have no right to make use of any of the Creative. Licensee shall not (and shall use its best efforts to ensure that no Licensee Contractor shall unless Licensor otherwise agrees) engage directly or indirectly in the development, production, manufacture, supply, marketing, distribution or sale of any;

(i)  products other than the Licensed Articles bearing or sold in connection with: any Licensed Mark or Creative; or

(ii)  any trademarks or trade names identical or confusingly similar to or otherwise infringing any Licensor Licensed Mark or Creative;

(iii)  products of the same design as that of any of the Licensed Articles;

(iv)  products of a design substantially similar to that of any of the Licensed Articles;

(v)  products in the same or confusingly similar packaging or presentation as any of the Licensed Articles;

(vi) products with a confusingly similar fragrance as any of the Licensed Articles; or

(vii)  products using the same Formulae as any of the Licensed Articles.

The provisions of, and Licensee’s obligations under, this Section 1.12 will survive the expiration or termination hereof.

ARTICLE 2 — APPROVALS

2.1           Standard for Approval. Licensor’s required Approvals pursuant to this Agreement may be based solely on Licensor’s subjective standards, including, without limitation, its aesthetic judgment regarding the characteristics of Licensor’s existing product, design, marketing, advertising, promotion and exploitation and the reputation, image and prestige of Licensor and its divisions, subsidiaries and affiliated companies, and the Licensed Mark, and may be withheld and/or limited, reserved or made subject to conditions in Licensor’s sole discretion, provided that such discretion shall not be exercised in an arbitrary manner. Approvals, if provided subject to conditions or limitations, must be subject to commercially reasonable conditions or limitations. Notwithstanding the foregoing, Approvals, once given, shall not be withdrawn absent a good faith, commercially reasonable basis. If an Approval is withdrawn by Licensor, then Licensor shall reimburse Licensee for all of its costs and expenses incurred for the item(s) for which Approval has been withdrawn; provided, however, that if an Approval of an item is withdrawn because the item significantly deviates from that approved by Licensor, Licensee shall bear the cost and expenses resulting from such withdrawal.

2.2           Approval Process. Licensee must obtain Licensor’s written approval of each stage of development before proceeding to the next stage, and in no event shall Licensee commence or permit the mass manufacture, advertising, promotion, sale or distribution of any Licensed Articles unless and until Licensee has received Licensor’s written approval. Licensee shall submit samples for Licensor approval. Licensor shall review and comment on the sample(s) and either: (1) provide approval for any sample to go to pre-production prior to going to market; (2) disapprove any sample from going to pre-production for market; or (3) comment on any changes needed.  If the latter, then Licensee shall make the suggested changes and resubmit for approval.  Once any sample is approved for pre-production, and before Licensee places any Licensed Articles into final production, Licensee shall then deliver a pre-production sample for Licensor approval.  The pre-production unit produced which is then approved for production is called a “Prototype”.  Licensor shall have [———-]21 from the date of receipt of any sample or Prototype to give notice to Licensee of Licensor’s approval or disapproval. Failure of Licensor to give timely notice of disapproval shall be deemed to be an approval.

2.3           Approval of Top Line Sample. After approval of Prototype for production as described herein, Licensee shall submit one (1) top of the line production sample for each product going to market (each a “Top of the Line Sample”) in order for Licensor to confirm conformity with the approved Prototype.  Such Top of the Line Sample must come within accepted perfume and cosmetic industry tolerances to the Prototype Licensor approved under Section 2.2 above, prior to continuing with production.

2.4           Right to Approve Licensed Articles.  Where any Approval is given subject to any commercially reasonable conditions or limitations, Licensee shall at all times comply with such commercially reasonable conditions or limitations prior to production, manufacture or distribution of that Licensed Article. Any Approval that is stated to be limited to a particular time period or season shall automatically terminate and be of no further effect from the end of the period or season for which such Approval is stated to be effective.

2.5           Scope of Licensor Product Approval.  Licensor's Approval of any Licensed Articles shall relate to Licensed Articles conforming with the relevant Approved samples and specifications  (i) aroma; (ii) concept, including fragrance scent and fragrance color; (iii) Formula,; (iv) Creative; (v) Packaging Materials; (vi) quality; (vii) design; (viii) materials (including the ingredients, pattern, color, composition and weight thereof); (ix) packaging; (x) the elements of the Licensed Mark to be used therewith; and (xi) the combinations and manner of use of such Licensed Mark (including, where relevant, the location, juxtaposition and size of any Licensed Mark appearing thereon); and specific to the Licensed Articles for which such Approval is given, unless otherwise specified in writing.

21 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.21.

2.6           Product Change Following Approval-Initiated by Licensee.  Before Licensee makes any change to any aspect of the manufacture or production of an Approved Licensor Product (including any changes to Creative therefor), Licensee must submit to Licensor for Approval, a complete description of the change and the reason for the change.

2.7           Licensor Mark Change Following Approval-Initiated by Licensor. At any time should Licensor request modification to the use of any design or logo found on any sample, Licensee shall make such modification and such resulting product shall not proceed to final production or sale unless and until the graphics or logo and Licensed Marks used on the sample is approved by Licensor.  If Licensee fails to submit any required Sample, or fails to obtain Licensor’s approval on any Sample (unless as otherwise stated in this Section 2.7, graphic or logo, Licensor may unilaterally cancel the production and sale of any such Licensed Articles. If Licensee requires graphics, design, logo or creative services from Licensor, Licensor shall use commercially reasonable efforts to supply Licensee with such requested graphics, design, logo or creative services.  Notwithstanding anything to the contrary contained in this Agreement, in the event that Licensor approves use of its graphics, logos and Licensed Mark in connection with a Licensed Articles that have already gone to production, then Licensor shall not have the right to change, alter or in any manner modify the design, logo or Marks for the entire production run of such Licensed Articles for which Licensee has submitted purchase orders; provided, however, that Licensor and Licensee shall cooperate in good faith to phase in the changes in the graphics, logos and Licensed required by Licensor.

2.8           Changes to Comply with Regulatory or Legal Requirements.  If Licensor requests Licensee to change a Product in order to comply with regulatory or legal requirements, then Licensee shall comply with the request and have developed, produced, manufactured and distributed conforming Approved Licensor Product to Licensor Stores within [———-]22 of Licensor’s request, or such shorter period as may be required by applicable law or regulation.

2.9           Use of Approved Contractors.  Licensee is solely responsible for selecting and managing all Contractors for Licensee pursuant to this Agreement. Licensee, however, must be sure that all such Contractors are Approved by Licensor prior to their performance of any such services.

2.10           Approval Process.  If Licensee wishes to use any party as a Contractor, Licensee shall, at least [———-]23 prior to placing any order with such party, seek in writing and obtain Approval for the proposed Contractor as an Approved Contractor and shall further supply Licensor with:

(a)           the name and address of the proposed Contractor;

22 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.22.
23 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.23.

(b)           the address of such premises at which it is proposed that the proposed Contractor shall be developing, producing, manufacturing or warehousing Licensed Articles;

(c)           and such further information as Licensor may reasonably require.

2.11         Licensee Responsibility for Approved Contractors.  Licensee shall, in addition to its obligations with respect to the Standards:

(a)           exercise proper supervision over the operations of each Approved Contractor so that at all times all Licensed Articles manufactured by that Approved Contractor are of the quality required under this Agreement;

(b)           use its best efforts to ensure that no Approved Contractor at any time supplies any Licensed Articles to any party other than Licensee or Licensor, except as otherwise Approved;

(c)           use its best efforts to ensure that each Approved Contractor has no rights in the Licensed Articles or Creative; and

(d)           assist Licensor or its authorized representatives so that they can enter and inspect all premises where Licensed Articles have been, are being, or are intended to be manufactured and/or stored whether owned or controlled by Licensee, any Approved Contractor or otherwise upon [———-]24 notice, for purpose of inspecting the premises, the manufacturing process and/or the Licensed Articles.

(e)           Any breach of this Agreement by one of Licensee’s Contractors shall be deemed a breach by Licensee, provided, however, that Licensee shall be permitted to cure such breach by taking appropriate corrective action with the breaching Contractor, up to and including termination of such Contractor.

2.12        Withdrawal of Approval for Cause.

(a)           Licensor shall have the right to withdraw its Approval of the Approved Contractor(s) upon notice to Licensee solely for cause, upon the happening of any of the following: (i) Licensor determines that an Approved Contractor is not meeting Licensor’s standards with regard to quality; (ii) the Approved Contractor is not in compliance with all material aspects of the requirements of the Standards or (iii) if an Approved Contractor has infringed the Licensed Mark or other trademarks or proprietary rights of Licensor.

24 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.24.

(b)           If Licensor withdraws its Approval of an Approved Contractor as set forth in Section 2.12(a) above, then Licensee shall place no further orders with that Contractor with respect to Licensed Articles unless such Contractor shall again be Approved by Licensor; and Licensee shall use its best efforts to have such Contractor cease manufacturing Licensed Articles and recover all items incorporating a Licensed Mark, or trademarks, from that Contractor.

ARTICLE 3 — MANUFACTURE, DISTRIBUTION AND DELIVERY OF LICENSED ARTICLES

3.1           Generally.  Licensee shall ensure that the Approved Licensed Articles are manufactured in accordance with their concepts, designs, and a high standard of quality. Licensee represents and warrants that all Licensed Articles will conform to the descriptions and specifications Approved.

3.2           Discontinuation of Sale of Approved Licensed Articles by Nine West Retail Stores Without Cause.

(a)           At any time and for any reason, Nine West Retail Stores may choose to discontinue the sale of any Licensed Articles upon [———-]25 advance notice to Licensee.

(b)           (i) With respect to Licensed Articles produced by Licensee for sale, non-exclusively, to all approved First Tier Retailers, Second Tier Retailers and Nine West Retail Stores, in the event of such  discontinuation of sale by Nine West Retail Stores of Licensed Articles purchased, Nine West Retail Stores shall, within a commercially reasonable time, but in no event more than [———-]26, have the option, exercisable by notice to Licensee within [———-]27 after Licensee’s receipt of a copy of Nine West Retail Store’s notice of discontinuation, to purchase from Licensee all or any part of the remaining inventory of such discontinued Licensed Articles to the extent set forth in Nine West Retail Store’s Scheduling Orders (as hereinafter defined), including (x) commercially reasonable “run-out” of  finished goods inventory in order to maximize the use of components and (y) work in progress at hand on the date of such notice that are completed by Licensee within a commercially reasonable time thereafter (“the Discontinued Inventory Amount”). Licensee may sell any such inventory not purchased by Nine West Retail Stores to approved First Tier Retailers and Second Tier and other approved retailers, and to the Authorized Close-Out Retailers, as defined in Section 11(d) of this Agreement.

25 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.25.
26 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.26.
27 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.27.

(ii) With respect to Licensed Articles produced by Licensee for sale exclusively to Nine West Retail Stores in accordance with Scheduling Orders, in the event of such discontinuation of sale by Nine West Retail Stores of Licensed Articles purchased, Licensee may sell such of the remaining inventory of such discontinued Licensed Articles to approved First Tier Retailers and Second Tier and other approved retailers, and to the Authorized Close-Out Retailers, as defined in Section 11(d) of this Agreement; provided, however, that to the extent Licensee is unable to sell the Discontinued Inventory Amount to such retailers, Nine West Retail Stores shall, within a commercially reasonable time, but in no event more than [———-]28 after notice of such discontinuation is given, be obligated to purchase from Licensee, the remaining Discontinued Inventory Amount, for an amount equal to the Fully Burdened Cost thereof.

3.3           Scheduling Orders.  Commencing not less than [———-]29 prior to the Initial Launch and thereafter for each [———-]30 period throughout the term of this Agreement, Nine West Retail Stores will provide to Licensee a good faith estimate of the orders for Licensed Articles to be required by Nine West Retail Stores for such [———-]31  period on a rolling [———-]32 basis (each a “Scheduling Order”). Licensee agrees to use good faith commercial efforts to fulfill all purchase orders. Notwithstanding anything to the contrary contained herein, Licensee shall not be required to fulfill purchase orders for Licensed Articles in excess of [———-]33 of the relevant Scheduling Order within the requisite [———-]34 period.

3.4           Distribution by Licensee; Risk of Loss.  Licensee shall be responsible, at Licensee’s sole cost and expense, for delivery of the Licensed Articles to Nine West Retail Stores’ warehouse or distribution center.  Licensee shall bear the risk of loss for the Licensed Articles shipped under this Agreement until the Licensed Articles are delivered to Nine West Retail Stores at Nine West Retail Stores’ warehouse or distribution center, at which time the risk of loss shall pass to Nine West Retail Stores.

28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.28.
29 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.29.
30 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.30.
31 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.31.
32 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.32.
33 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.33.
34 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.34.

3.5           Shortage Claims. Nine West Retail Stores shall inspect all Licensed Articles delivered and any claims for damages or improper quantity shall be made by notice to Licensee within [———-]35 of the receipt of Licensed Articles. Notwithstanding the foregoing, damaged Licensed Articles do not include defective merchandise which is not readily identifiable as damaged upon initial inspection. Except with respect to defective merchandise not readily identifiable as damaged upon initial inspection, the failure by Nine West Retail Stores to interpose any such claim within such [————]36 period shall act as a waiver of any such claims, and such Licensed Articles shall be deemed to have been accepted by Nine West Retail Stores. With respect to defective merchandise not readily identifiable as damaged upon initial inspection, Nine West Retail Stores shall notify Licensee of such defect or damage within [———-]37  after such defect or damage is discovered by Nine West Retail Stores.

ARTICLE 4 — TERMS AND CONDITIONS OF PURCHASE BY NINE WEST RETAIL STORES AND LICENSOR’S FOREIGN LICENSEES.

4.1           Purchase Price.  (a)   For all Approved Licensed Articles developed, produced, manufactured and distributed by Licensee to Nine West Retail Stores, Nine West Retail Stores in the United States shall pay Licensee an amount equal to the MSRP less [———-]38 for such SKU for all Licensed Articles received at Nine West Retail Stores’ warehouse or distribution center. For Approved Licensed Articles that consist of “gift with purchase” or “purchase with purchase” sets, Nine West Retail Stores and Licensee shall negotiate the Purchase Price in good faith. Such sales are non-royalty bearing and may not be included in the calculation of Minimum Net Sales.

(b)           Licensee’s distributors shall sell Licensed Articles to Licensor’s Foreign Licensees, at a purchase price to be negotiated by the parties but which shall not exceed [———-]39 offered for Licensed Articles (including any trade discount(s) or other discounts or gross margin percentage equivalent benefit) in their respective territories, and shall use reasonable commercial best efforts to communicate with Licensor’s Foreign Licensees with respect to marketing and distribution programs in their respective territories. Such sales are royalty bearing and shall be included in the calculation of Minimum Net Sales.

4.2           Payment Terms.  Licensee shall invoice Licensor upon delivery of Licensed Articles, and Licensor shall pay the amounts due and owing to Licensee hereunder within [———-]40 of receipt of invoices issued by Licensee.

35 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.35.
36 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.36.
37 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.37.
38 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.38.
39 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.39.
40 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.40.

4.3           Promotional Licensed Articles.  Licensee shall supply to Nine West Retail Stores, at Licensee’s [———-]41, such number of Licensed Articles and or non-saleable promotional samples as reasonably required by Nine West Retail Stores from time to time for marketing or advertising purposes, including, without limitation, for distribution to Nine West Retail Stores’ employees and at public, charity, and media events. Promotional Licensed Articles shall be agreed upon as part of the Annual Plans.

4.4           Store Testers.  Licensee shall supply to Nine West Retail Stores at Licensee’s [———-]42, such number of Licensed Articles and or non-saleable “testers” as reasonably required by Nine West Retail Stores from time to time to be labeled as a tester for use by store employees and customers.  Testers shall be agreed upon as part of the Annual Plans.

4.5           Non-conforming Goods.  All Licensed Articles purchased by Nine West Retail Stores that do not meet Nine West Retail Store’s specifications and requirements, or that were manufactured in breach of the terms and conditions of this Agreement, may be returned by Licensor to Licensee at Licensee’s cost; provided however, that Nine West Retail Stores complies with the reasonable return procedures of Licensee. Licensee shall not be entitled to receive any payment for units returned pursuant to this Section 4.5 and must reimburse Nine West Retail Stores for any amounts already paid for such units. Nine West Retail Stores shall not return any other Licensed Articles to Licensee.

4.6           Conflict with Terms of Purchase Order. If there is any conflict between the terms of a purchase order and the terms of this Agreement, then the terms of this Agreement prevail.

4.7           Governmental Recall.  If an applicable regulatory authority determines that a product recall is necessary due to one or more Licensed Articles being misbranded, adulterated and/or defective, then Licensee shall use its best efforts to assist Licensor  and Nine West Retail Stores in complying with such product recall.

ARTICLE  5 — DISTRIBUTION

5.1           Right to Distribute. Subject to Licensor's prior written approval, Licensee shall have the right to use distributors to sell Licensed Articles, subject to the following restrictions and requirements:

41 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.41.
42 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.42.

(a)           For distribution and sale of Licensed Articles by Licensee into countries, territories or geographic areas other than with respect to (i) the United States and its territories and possessions, including Puerto Rico, or (ii) those countries other than the United States in which the Licensed Mark is registered and where Licensor’s Foreign Licensees at any time during the Term operate Nine West Retail Stores in which Licensor’s Foreign Licensees use the Licensed Mark in connection with sales of products they are respectively authorized to market, promote and sell, Licensee must submit to Licensor a distribution and sales plan for each such country, territory or other geographic area, which shall be subject to the approval of Licensor in its discretion, setting forth a proposed distributor and/or retailers. Licensee agrees that any such distribution and sales plan shall explicitly provide that with respect to sales of Licensed Articles outside the United States, sales priority will be given by Licensee to Foreign Territories in which there are (A) Nine West Retail Stores owned or operated by Licensor’s Foreign Licensees and (B) department store customers of Licensor’s Foreign Licensees listed in Schedule E-2, as amended from time to time. Licensee further agrees that it will use its best efforts to fully communicate with the respective Licensor’s Foreign Licensees in connection with Licensee’s activities in the respective Foreign Territories and require its respective distributors in (or selling into) Foreign Territories to abide by the requirements set forth in (A) and (B), hereinabove and to fully communicate with the respective Licensor’s Foreign Licensees in those Foreign Territories. Authorization to make sales in additional Foreign Territories by Licensee and/or its distributors shall be requested by Licensee in advance and subject to the prior written approval of Licensor.

(b)           Licensor shall have the right to approve the distributor and no distribution shall commence prior to such approval, provided, however, that approval of any distributor shall be deemed given if disapproval thereof is not given within [———-]43 of written notice by Licensee of its desire to utilize a particular distributor;

(c)           the terms of the distribution agreements shall be in form and substance acceptable to, and subject to the prior written approval of, Licensor and shall be subject in all respects to the provisions of this Agreement. A copy of each fully executed distribution agreement entered into by Licensee hereunder shall be delivered to Licensor promptly after the execution thereof. A form of distribution agreement acceptable to Licensor is attached hereto as Schedule J.

(d)            the distributor shall agree to use its best efforts to actively distribute, ship and sell Licensed Articles throughout the Channels of Distribution within the applicable Territory in commercially reasonable quantities and not outside the Channels of Distribution; notwithstanding the foregoing, Licensee and its approved distributors shall market, sell and distribute Licensed Articles solely in those territories outside the United States set forth in Schedule E-2, provided that, Licensee and its approved distributors may market, sell and distribute Licensed Articles in such additional territories as may be approved by Licensor, in its sole discretion, upon request of Licensee with the submission of the Business Plan as set forth above in Section 5.1(a), and if approved by Licensor, then such additional territories shall be deemed to be added to Schedule E-2;

43 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.43.

(e)           the distributor shall agree to abide by all of Licensor's quality control provisions and provisions relating to the Licensed Articles, artwork, copy, packaging, tags, labels, literary text, advertising, promotional or display of materials and other Licensed Materials set forth in Section 7.1 below;

(f)            the distributor shall agree that it will not during the term of the distribution or thereafter dispute or contest, directly or indirectly, or do or cause to be done any act which in any way contests, impairs or tends to impair the Licensed Marks or the validity or Licensor's ownership thereof, and shall not assist others in doing so; and

(g)           nothing in the distribution agreement shall be contrary, in spirit or scope, to this Agreement.

5.2           Minimum Net Sales.     In the event that Licensee fails to achieve minimum Net Sales during any [———-]44 consecutive Annual Periods beginning with the fourth Annual Period as specified in Schedule D attached hereto, then Licensor shall have the right, exercisable within [———-]45 of the end of such second consecutive Annual Period, to terminate this Agreement on not less than [————]46 notice to Licensee.

5.3           Annual Advertising Amount.  In addition to all other amounts of payments due from Licensee under this Agreement, and not to be credited against any Minimum Annual Royalty or Sales Royalty, Licensee, together with its distributors, shall spend within each Annual Period during the Term an “Annual Advertising Amount” equal to the greater of [———-]47 of the Minimum Net Sales for that Annual Period or the actual Net Sales for that Annual Period, for direct advertising and promotion in trade and consumer media, including without limitation newspapers, magazines, television and radio, digital media, social networking media, as well as co-operative advertising, trade shows, displays, fixtures and point-of-sale materials. A statement of such advertising expenditures for each Annual Period shall be furnished to Licensor within [————]48 subsequent to the end of each Annual Period.  If the statement for an Annual Period shows that the [———-]49 threshold has not been reached for that Annual Period, then the difference between the amount actually spent and the amount required to be spent must be spent within the next [———-]50 of the following the date the statement of advertising expenditures for a particular Annual Period is received by Licensor. No later than October 1 during each Annual Period, Licensee must submit to Licensor for Licensor’s approval its advertising/promotional plan and budget for the Licensed Articles for the ensuing Annual Period.  In the event Licensor, in its reasonable discretion, does not approve of any such plan, Licensee must submit a revised plan or plans to Licensor, for its approval, not more than [———-]51 following Licensee’s receipt of Licensor’s notice of disapproval and Licensee must incorporate revisions into the plan or plans that address Licensor’s concerns or reasons for disapproval.  All advertisements and promotions, including co-op, shall be in accordance with all artwork approvals required herein and pursuant to Section 7.1 hereof.  Such approvals will not be unreasonably withheld, delayed or conditioned.

44 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.44.
45 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.45.
46 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.46.
47 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.47.
48 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.48.
49 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.49.
50 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.50.
51 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.51.

5.4           Additional Matters Relating to Advertising.

(a)           With respect to national advertising campaigns for Licensed Articles,  Licensor will produce national advertising material for Licensed Articles, which material shall solely feature the bottle and/or packaging for the Licensed Articles, and which may be separately produced or concurrently produced with Licensor’s national advertising for footwear. Licensor shall pay all costs of production, including the cost of third party rights with respect to the national advertising campaigns referred to above; provided, however, that if Licensor and Licensee agree that a model should be employed in connection with the advertising for the Licensed Articles, then Licensor and Licensee shall meet in good faith, in advance, to create a budget for such advertising which shall provide for the allocation of the incremental costs of such advertising material, including a model, between Licensor and Licensee.

(b)           Licensor shall pay for third party rights for advertising depicting the fragrance bottle and/or packaging  for a period of [———-]52, which will commence in each country or territory when shipments of Licensed Articles commence in such country or territory, provided however, that if Licensor and Licensee agree that a model should be employed in connection with such advertising for the Licensed Articles, then Licensor and Licensee shall meet in good faith, in advance, to create a budget for such advertising which shall provide for the allocation of the incremental costs of such advertising material, including a model, between Licensor and Licensee.

52 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.52.

(c)           Prior to each Annual Period hereunder, Licensor and Licensee shall agree upon a media plan and budget (including, without limitation, cooperative advertising) for such Annual period, and Licensor will purchase and place media in the United States on behalf of Licensee in order to obtain more favorable rates. Licensee will reimburse Licensor, within [———-]53 after receipt of Licensor’s invoice, for Licensor’s actual out-of-pocket cost of media placement as requested by Licensee. Such reimbursement by Licensee for advertising placed during a particular Annual period shall be applied to the Annual Advertising Amount for that Annual Period based upon Net Sales in the United States (excluding sales to Nine West Retail Stores in the United States only).

(d)           During each Annual Period hereunder, Licensee shall place advertising for Licensed Articles in countries outside of the United States pursuant to a media plan pre-approved in writing by Licensor. The cost of layouts and materials provided to Licensee by Licensor in connection with the placement of respective media during an Annual Period shall be paid to Licensor by Licensee in accordance with a budget for such Annual Period agreed upon by the Parties. Amounts expended by Licensee in connection with such layouts and materials, and amounts expended by Licensee and its distributors for the placement of such advertising during a particular Annual Period shall be applied to the Annual Advertising Amount.

(e)           Licensee grants Licensor the right to photograph the creative process (“Documentary Shoot”), including personnel of Licensee, in producing Licensed Articles and the right for Licensor to use the Documentary Shoot in marketing for Licensed Articles, provided that such photographing does not interfere with the normal business operations of Licensee.

ARTICLE 6 — SALES ROYALTY STATEMENTS AND PAYMENTS

 6.1         Sales Royalty and Net Sales.

(a)           Licensee shall pay to Licensor in U.S. Dollars a Sales Royalty on Net Sales.  “Net Sales” shall mean the gross invoice amount billed customers for Licensed Articles shipped or delivered by or on behalf of Licensee or any of its Affiliates, to a non-Affiliate less the following: discounts, allowances and rebates, handling fees, stocking fees, slotting fees, damages and shortages supported by credit memoranda and to the extent separately shown on the applicable invoice, freight and delivery charges (prepaid), taxes (including VAT), and further, less any bona fide returns as supported by credit memoranda issued to the customer (provided, however, that Licensee hereby warrants and agrees that deductions from the gross invoice amount billed customers shall not exceed [———-]54 of gross invoice amount, other than for freight and delivery charges (prepaid), taxes (including VAT) and returns. Licensee must substantiate all deductions from Net Sales. Net Sales shall not include (i) sales of Licensed Articles to Licensor Retail Stores, or (ii) testers, samples or miniatures of Licensed Articles or other promotional material and non-retail items sold to distributors or retailers. The Sales Royalty shall accrue to Licensor when the Licensed Articles are sold by Licensee. Licensed Articles shall be considered finally “sold” when the risks and rewards of ownership pass to the purchaser of the Licensed Articles.

53 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.53.
54 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.54.

(b)           Sales Royalty Reports substantially in the form of Schedule G shall be made within [———-]55 after the end of each calendar quarter, regardless of whether Royalties are actually due and payable for such calendar quarter. Sales Royalty Reports shall be signed and the accuracy thereof certified as true and correct in all material respects by an officer of Licensee.

(c)           After [———-]56 past the due date, Licensee shall pay interest on late and underpaid Sales Royalty payments and/or late Minimum Annual Royalty payments at the prime rate as in effect from time to time as determined by Capital One Bank plus [———-]57, computed from the original due date until paid.  Neither the acceptance of any payment or Sales Royalty Report nor the deposit of any check shall preclude Licensor from questioning the correctness of any payment or Sales Royalty Report at any time.

(d)           Licensee shall keep accurate and complete books and records of all transactions related to this License (“Nine West Books and Records”) for [———-]58 subsequent to the Term or Renewal Term in which the transaction occurred.  On reasonable advance notice, but no more than once annually, Licensor shall have the right to audit the Nine West Books and Records for a period covering up to [———-]59, provided that such audit does not unduly interfere with the normal business operations of Licensee, and if any audit discloses that Licensee has underpaid  Royalties due by an amount in excess of [———-]60 then Licensee shall also pay the audit costs. During such audit, Licensee shall make available to Licensor’s auditors all documents in its possession or control relating to the Nine West Books and Records as reasonably requested by the auditor in connection with the carrying out of said audit.

55 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.55.
56 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.56.
57 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.57.
58 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.58.
59 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.59.
60 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.60.

ARTICLE 7 — INTELLECTUAL PROPERTY RIGHTS, INCLUDING COPYRIGHT AND TRADEMARK

7.1.            Ownership. Licensor warrants and represents to Licensee that Licensor is the owner of all right, title and interest in and to Licensed Marks and in the jurisdictions set forth in the annexed Schedule A in any form or embodiment thereof, and Licensor has no knowledge that the Licensed Mark infringes upon any other trademark. Licensee acknowledges that Licensor is and shall remain the owner of all right, title and interest in and to the Licensed Marks and in all intellectual property rights including all copyrights, trademarks, internet domain names, patent and trade dress and other rights associated with the Licensed Marks, in all forms and embodiments within and without the Territory whether registered or not, and in all artwork, packaging, copy, literary text, advertising and promotional material of any sort which utilize the Licensed Marks, including all such materials developed by Licensee (collectively, the “Licensed Materials”) and the goodwill pertaining to all of the foregoing.  Licensee further acknowledges the value of the goodwill associated with the Licensed Marks and that the Licensed Marks has acquired secondary meaning in the mind of the public. Licensee agrees that it shall not during the Term or at any time thereafter dispute or contest, directly or indirectly, or do or cause to be done any act which in any way contests, impairs or tends to impair, Licensor’s exclusive rights in and to the Licensed Marks, as well as any other properties owned by Licensor which are not licensed hereunder, or the validity thereof or of this Agreement, and shall not assist others in doing so.

7.2           Compliance; Notices. The License granted hereunder is conditioned upon Licensee’s compliance with the provisions of the trademark, patent, industrial design and copyright laws of the United States and of any other country or countries within the Territory.  All Licensed Articles and Licensed Materials shall bear applicable Trademark and Copyright Notices in Licensor's name and shall also include and comply with Labeling Requirements and any other legal notices that Licensor may from time to time require.  Except as may be otherwise approved by Licensor, Licensee agrees to use the Licensed Marks as the sole trademark of any Licensed Articles bearing the Licensed Marks.

7.3           Protection of Licensed Marks, Copyrights, Other Intellectual Property Rights and Goodwill.

(a) Licensee agrees to assist Licensor, at Licensor’s request and expense, in procuring and maintaining the rights of Licensor in the Licensed Marks (including trademark and copyright).  In connection therewith, Licensee agrees to execute and/or deliver to Licensor in such form as Licensor may reasonably request all instruments necessary to effectuate trademark and, where applicable, copyright protection or to record Licensee as a registered user of any trademarks, where applicable, or to cancel such registration.  If Licensee fails to execute any such instruments, Licensee appoints Licensor as its attorney-in-fact to do so on Licensee’s behalf.

(b) Licensee acknowledges that only Licensor may file and prosecute trademark applications regarding use by Licensee of any Licensed Marks in such jurisdictions within the Territory as the Licensor may, from time to time, deem advisable.  Licensor will take such steps as it deems necessary, at its sole discretion, in filing trademark applications for the Licensed Marks in those jurisdictions in the Territory that, in Licensor's opinion, so warrant.

(c)  Licensor shall control, and be entitled to all recovery and pay in full all infringement litigation brought against third parties involving or affecting the Licensed Mark and Licensor may add Licensee as a party thereto at Licensor’s expense.

(d)  Licensee acknowledges that the Licensed Mark owned by Licensor have developed a valuable reputation for quality, and have acquired value and goodwill throughout the Territory and the world, so that the consuming public associates the Licensed Marks with uniform products and goods of consistent high quality.  Licensee shall use its best efforts to protect the validity, integrity, goodwill and reputation of Licensor and the Licensed Marks, and Licensee will not at any time do or knowingly permit to be done any act or thing which would in any manner impair the rights of Licensor in and to the Licensed Marks or which would adversely affect the validity, integrity, goodwill or reputation of Licensor or the Licensed Marks.  Licensee undertakes to use the Licensed Marks in accordance with the terms of this Agreement.

ARTICLE 8 — INDEMNIFICATION

8.1           By Licensor.  Licensor agrees to indemnify and hold harmless Licensee and its respective successors, assigns, parents, subsidiaries and Affiliates, co-venturers and their respective directors, officers, employees and representatives from and against any and all claims, suits and expenses (including reasonable outside attorney’s fees) and judgments from third parties arising solely out of any breach by Licensor of any of its warranties, representations or covenants hereunder, provided that Licensee gives Licensor prompt notice of all claims or suits relating to such use.  Licensor shall have the option to undertake and control the defense and settlement of any such claim or suits.  Licensee shall cooperate with Licensor in the defense of any suits and Licensee must act to mitigate any damage arising out of or related to such suits. In the event that Licensor chooses not to defend, Licensee shall have the right to defend any action or proceeding brought by a third party with counsel of Licensee’s choice at Licensor’s expense.

8.2           By Licensee.  Licensee agrees to indemnify and hold harmless Licensor and its respective successors, assigns, parents, subsidiaries, Affiliates and co-venturers and all other parties associated with the Licensed Marks, and their respective directors, officers, employees and representatives from and against all claims, losses, penalties, personal or property damages including punitive damages, liabilities, suits and expenses (including reasonable outside attorney’s fees) arising out of or in connection with the Licensed Articles or their manufacture, sublicensing, packaging, distribution, promotion, sale or exploitation (except with respect to those matters against which Licensor has agreed to indemnify Licensee hereunder).  Licensor shall cooperate with Licensee in the defense of any suits and Licensor must act to mitigate any damage arising out of or related to such suits. In the event that Licensee chooses not to defend, Licensor shall have the right to defend any action or proceeding brought by a third party with counsel of Licensor’s choice at Licensee’s expense.

ARTICLE 9 – INSURANCE

Licensee shall obtain and maintain on an occurrence basis throughout the Licensed Term, and Sell-Off period at its own expense, standard comprehensive general liability coverage for bodily injury, property damage and personal injury from a qualified, A-rated insurance carrier. Said coverage shall include broad form contractual liability as well as product liability insurance. Such product liability coverage shall be no less than [———-]61 combined single limit on a per occurrence basis, with [———-)]62 coverage in the aggregate. Each policy shall be non-cancelable except after [———-]63 prior written notice to Licensor. Licensee shall furnish Licensor with a certificate of insurance evidencing such policy within [———-]64 after execution of this Agreement and, to the extent such insurance must be renewed, shall furnish Licensor with proof of renewal annually thereafter, at least [———-]65 prior to the termination date of coverage in the absence of renewal. Failure of Licensee to obtain and maintain such insurance coverage shall be a material breach of this Agreement.

ARTICLE 10 — EXCLUSIVITY: RESTRICTIONS ON EXPLOITATION

10.1          Exclusivity.  Nothing in this Agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Licensed Marks or from utilizing the Licensed Marks in any manner whatsoever within or without the Territory, except that Licensor agrees that, except as provided herein, it will grant no other licenses within the Territory effective during the Term for the use of the Licensed Marks in connection with the Licensed Articles

10.2.         Distribution.  Licensee agrees to use commercially reasonable best efforts to (i) distribute, ship and sell Licensed Articles, and (ii) make and maintain commercially adequate arrangements for the distribution, shipment and sale necessary to meet the demands for all such Licensed Articles.

10.3          Restrictions on and Manner of Exploitation.  In order to protect the value of the goodwill associated with the Licensed Marks, the Licensed Marks shall not be used by Licensee as a trade name nor shall the Licensee use any trademark, logo or design other than the Licensed Marks on any Licensed Articles or Licensed Materials (also known as “co-branding”) unless such use of such trademark, logo or design shall have been approved in writing by the Licensor, and approved by Licensor, in no event shall the Licensed Articles be packaged for sale or distribution with other articles. The Licensee shall at no time adopt or use any variation of the Licensed Marks or any word or mark likely to be similar to or confusingly similar with the Licensed Marks.

61 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.61.
62 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.62.
63 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.63.
64 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.64.
65 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.65.

10.4           Reservation by Licensor. Licensor may from time to time, at any time, discontinue, resume or change any present or future use of the Licensed Marks, provided, however, that Licensor shall not take any action which directly affects the Licensed Articles in a negative manner.

ARTICLE 11 — EVENTS OF DEFAULT, TERMINATION

11.1         Events of Default, Termination: Licensor shall have the right to terminate this Agreement upon notice to Licensee, upon the happening of any of the following “Events of Default”:

(a)           Bankruptcy:  If Licensee files or has filed against Licensee a petition in bankruptcy, reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar law (which petition if filed against Licensee shall not be dismissed within [———-]66 from the filing date), or if Licensee makes an assignment for the benefit o its creditors or is adjudicated a bankrupt, or if a receiver or trustee of all or substantially all of Licensee’s property is appointed, or if Licensee discontinues its business, then the Licensor shall have the right to terminate the Agreement on notice to Licensee.

(b)           Assignment, Change of Control or Substantial Injury to Reputation of Licensee:  If Licensee transfers this Agreement by assignment, operation of law, or otherwise other than to an non-Affiliated entity; or if a substantial portion of the assets or controlling stock in Licensee’s business is sold or transferred, or if there is a substantial change in the controlling interest in Licensee’s business by merger or consolidation of Licensee’s business with any other non-Affiliated entity;  or if Licensee becomes primarily engaged in a business unrelated to cosmetics and fragrances; or if Licensee becomes the target of a prosecution or enforcement action by governmental authorities for violation of child labor laws, financial fraud, or payment of kickbacks or bribes, which results in a material, adverse and long lasting change in the character or reputation of Licensee and which results in a material decrease in Licensee’s sales to the public; or the intentional, willful or reckless distribution of adulterated products harmful to the public; or if a substantial portion of Licensee’s property is expropriated, confiscated or nationalized by any government or if any government assumes de facto control of Licensee’s business, in whole or in substantial part, then Licensor may terminate this Agreement upon [———-]67 notice to Licensee.

66 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.66.
67 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.67.

(c)           Failure to Pay/Report:  If Licensee fails to make timely payment of Royalties or the Minimum Annual Royalty when due, or fails to make timely submission of Sales Royalty Reports, Licensor may terminate this Agreement upon [———-]68 written notice to Licensee, unless Licensee cures any such breach within said [———-]69 period. If Licensee fails to make timely payments on [———-]70 occasions during a Contract Year, and Licensor gives notice of such failure hereunder, Licensor may terminate this Agreement and the license granted hereunder regardless of whether such breaches are cured by Licensee.

(d)           Breach by a Contractor or Distributor: Any material breach of this Agreement by a filler or distributor of Licensee shall be deemed to be a material breach of this Agreement by the Licensee; provided, however, that if Licensee does not cause said filler or distributor to cure such material breach, if curable, within [———-]71 of discovery of such material breach, or terminate its relationship with said filler or distributor within said [———-]72, Licensor may terminate this Agreement upon [———-]73 written notice to Licensee.

(e)           Insurance:  If Licensee fails to obtain or maintain insurance as required in the Agreement, Licensor may terminate this Agreement upon [———-]74 written notice to Licensee, unless Licensee cures any such breach within said [———-]75 and gives notice to Licensor thereof within that period.

(f)           Other Material Breaches:  If Licensee fails to perform any of its material obligations hereunder, Licensor may terminate this Agreement upon [———-]76 notice, unless Licensee cures any such material breach within said [———-]77; provided, however, that if such cure cannot be reasonably be effected within such [———-]78 period, cure is being diligently prosecuted by Licensee with reasonable prospects for a cure within a commercially reasonable time.

68 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.68.
69 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.69.
70 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.70.
71 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.71.
72 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.72.
73 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.73.
74 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.74.
75 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.75.
76 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.76.
77 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.77.
78 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.78.

11.2         Effect of Termination or Expiration.  Upon termination or expiration of this Agreement for a reason set forth in Section 11.1, above:

(a)           Licensee shall pay to Licensor all Royalties accrued on Net Sales, and Licensee shall continue to be obligated to pay to Licensor all Royalties that accrue on Net Sales made during the sell-off period, if any;

(b)           Licensee shall be deemed to have automatically assigned all copyright, trademark and service mark rights, equities, goodwill, titles and other rights in or to the Licensed Marks and all adaptations, compilations, modifications, translations and versions thereof to Licensor, without consideration other than the mutual covenants and considerations of this Agreement. Upon Licensor’s request, Licensee shall execute any and all documents necessary to give effect to such assignments in all jurisdictions requiring such documentation; and

(c)           Licensee shall send Licensor a complete and detailed inventory of all screens, dies, molds, color separations, plates negatives or similar materials (“Production Materials”) previously used to manufacture Licensed Articles within [———-]79;

(d)           Licensee acknowledges and agrees that upon such termination, all Minimum Annual Royalty payments payable pursuant to this Agreement for the lesser of the following periods (i) [———-]80 period following the quarter in which such termination occurs or (ii) the remainder of the Term as liquidated damages and not as a penalty, shall accelerate and become due and payable to Licensor within [———-]81 of such termination. Notwithstanding anything to the contrary herein or elsewhere contained, upon payment of such liquidated damages, except with respect to those provisions which survive termination, this Agreement shall automatically terminate and be of no further force and effect without any other action by or on behalf of Licensor or Licensee, and neither party shall have any further claims against the other.

79 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.79.
80 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.80.
81 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.81.

11.3         Purchase by Nine West Retail Stores of Scheduling Order; Wind-Down Period.

(a)           Licensor shall have purchased all Licensed Articles as provided in its Scheduling Orders (“Licensor Scheduling Order Inventory”) on or before expiration or termination of this Agreement.

(b)           Within [———-]82 of the expiration or termination of this Agreement, Licensee shall deliver to Licensor a complete and accurate schedule of Licensee's inventory of Licensed Articles on hand, in process of manufacture and in transit, including without limitation, raw materials, bulk materials, ingredients, supplies and containers in excess of the Nine West Retail Stores Scheduling Order Inventory (the “Final Inventory”). Such schedule shall be prepared as of the close of business on the date of such expiration or termination and shall state Licensee's Fully Burdened Cost of each such item and its condition. Nine West Retail Stores thereupon shall have the option, exercisable by notice to Licensee within [———-]83after its receipt of the complete Final Inventory schedule in written form, or from time to time thereafter to the extent Final Inventory is available, to purchase any or all of the Final Inventory for an amount equal to the Fully Burdened Cost of the Final Inventory being purchased. If such purchase option should be exercised by Nine West Retail Stores, then Licensee shall deliver to Nine West Retail Stores or its designee all of the Final Inventory purchased by Nine West Retail Stores within [————]84 after Nine West Retail Stores’ said notice of exercise of its option. Nine West retail Stores shall pay Licensee for such Final Inventory within [————]85 after  delivery of such Final Inventory.

(c)           Upon expiration, or termination of this Agreement and so long as Licensor or its Affiliate which operates Nine West Retail Stores has not exercised its option to purchase the Final Inventory or any part thereof, then Licensee shall have a [———-]86 wind-down period (the “Wind-Down Period”) to sell the remaining Final Inventory of Licensed Articles in Channels of Distribution and to Authorized Close-Out Retailers (as hereinafter defined), including (i) commercially reasonable “run-out” of finished goods inventory in order to maximize the use of components, and (ii) work-in-progress at hand at the expiration or termination of this Agreement that are completed by Licensee within a commercially reasonable time during the Wind-Down Period (collectively “the Wind-Down Inventory Amount”). All remaining components in excess of the Wind-Down Inventory Amount shall be destroyed at Licensee’s expense. Licensee’s distributors shall also have the right to sell their remaining inventory of Licensed Articles during the Wind-down Period in Channels of Distribution and to Authorized Close-Out Retailers.

82 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.82.
83 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.83.
84 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.84.
85 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.85.
86 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.86.

(d)           For purposes of this Agreement, the term “Authorized Close-Out Retailers” shall mean [———-]87, and such other close-out retailers as are pre-approved in writing by Licensor.

(e)           Except as otherwise specifically provided to the contrary in this Agreement, on the expiration or termination of this Agreement, all of the rights of Licensee under this Agreement thereupon shall terminate forthwith and shall revert automatically to Licensor.

11.4         No Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, under no circumstances shall either party be liable to the other for indirect, incidental, consequential, special or exemplary damages (even if such party has been advised of the possibility of such damages), arising from any provision of this agreement, such as, but not limited to, loss of revenue or anticipated profits or lost business.

ARTICLE 12 — CONFIDENTIALITY; EXCEPTIONS; NO SECURITIES LAWS VIOLATIONS

12.1.        Confidential Information.  Licensee agrees to maintain and to use its best efforts to cause any Licensee Affiliate and all fillers and distributors to maintain the confidentiality of all confidential and proprietary information and/or data of Licensor (“Confidential Information”). Confidential Information shall not include information that

(a)           at the time of receipt by recipient was already known to recipient;

(b)           at any time is received in good faith by recipient or any of its Affiliates from a third party, which was lawfully in possession of the same and had the right to disclose the same;

(c)           on that as of the date of receipt by recipient is in the public domain or subsequently enters the public domain without fault on the part of recipient or its Affiliates; or

(d)           is disclosed pursuant to compulsory process, or federal, state or local governmental requirement after recipient has promptly notified the other party of such compulsory process or governmental requirement, and such other party has had the opportunity to obtain a protective order or confidential treatment agreement with provisions equivalent to the provisions of this Agreement.

12.2         Limitation on Use of Confidential Information.  Licensee agrees that it will neither use Confidential Information, nor circulate Confidential Information within Licensee’s own organization, except to the extent necessary for:

(a)           Complying with Licensee obligations under this Agreement; and

87 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.87.

(b).          complying with applicable law.

12.3         Initial Press Release; Securities Law Disclosure Obligations; No Insider Trading.

(a)           Licensor and Licensee each acknowledge that their respective parent companies  are publicly held companies and  subject to reporting requirements of the United States federal securities laws.

(b)           Licensor acknowledges that Licensee’s parent is obligated to (i)issue a press release promptly subsequent to the execution delivery of this Agreement (which press release shall be reviewed and approved by Licensor prior to its release); (ii) file with the Securities and Exchange Commission a Current Report on Form 8-K within four (4) business days of the execution of this Agreement disclosing the material terms of this Agreement; and (iii) file a copy of this Agreement with the Securities and Exchange Commission.

(c)           Licensee agrees to provide Licensor with advance notice of any material disclosure relating to Licensor or this Agreement and Licensee’s parent will use its best efforts to obtain confidential treatment or redaction of certain of the financial and commercial terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall preclude or prohibit such disclosure as may be required by Licensee Parent under applicable law.

(d)          Licensor on behalf of itself and its Affiliates shall not trade in the securities of Licensee’s parent on the basis of non-public material information.

ARTICLE 13 – MISCELLANEOUS

13.1.       No Assignment. This Agreement is personal to Licensee, and Licensee shall not assign, sublicense or otherwise transfer all or any portion of this Agreement or any of its rights or obligations under this Agreement, whether voluntarily, involuntarily, by operation of law or otherwise, including the right to distribute Articles or to appoint any manager or agent in connection therewith, to any other Person, without the prior written consent of Licensor, and any such attempted assignment or other transfer without consent shall be null and void and of no effect.  Any such attempted assignment, sublicense or other transfer without Licensor’s consent shall constitute a material breach of this Agreement and Licensor shall have the right to terminate this Agreement forthwith upon written notice to Licensee.

13.2.       Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (i) when delivered personally; (ii) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery by an overnight private industry express courier, with written confirmation of receipt.  All notices shall be sent to the following addresses: (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section 13.2:

Licensor:	Licensee:
Nine West Development Corporation1007 Orange Street, Suite 225
Wilmington, DE 19801
Att: Robin Mandell
       Assistant Treasurer

With a copy to:
Jones Apparel Group, Inc.
1411 Broadway, 39th Floor
New York, NY 10018
Att:  Mary E. Belle
        President of Licensing

Inter Parfums USA, LLC
551 Fifth Avenue
New York, NY 10176
Facsimile 212.983.0654
Att: Mr. Jean Madar,
Chairman and Chief Executive Officer

Mr. Russell Greenberg,
Executive Vice President and Chief Financial Officer

Mr. Henry B. “Andy” Clarke, President

13.3.      Governing Law.  Each party expressly agrees that any and all disputes, claims or litigation between Licensee and/or any Licensee Affiliates and Licensor or arising from or related in any way to this Agreement shall be exclusively resolved by the courts of the State of New York and/or any federal court of competent jurisdiction located within the State of New York.  Licensee irrevocably and unconditionally waives any and all objections of any type or nature, including, without limitation, forum non conveniens, to such jurisdiction and venue and irrevocably and unconditionally consents to personal jurisdiction of the Supreme Court of the State of New York, County of New York and the United States District Court for the Southern District of New York. It is further agreed that this Agreement and other agreements between Licensee and Licensor are entered into in New York; are to be performed in New York; and that they shall be governed by, construed and enforced in accordance with the laws of the State of New York, exclusive of any choice of law rules. The United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from application to this Agreement.

13.4       Dispute Resolution.  Prior to instituting formal proceedings, Licensee and Licensor shall attempt to resolve all disputes arising out of or related to this Agreement at a meeting attended by the authorized representatives of Licensor and Licensee.  If the parties are unable to resolve the dispute at this meeting, the dispute shall be escalated to the executive level within each company.  If, within [———-]88 of such escalation, the parties are still unable to resolve the dispute, either party may initiate formal proceedings pursuant to Section 13.3, above.

88 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.88.

13.5       Entire Agreement.  This Agreement constitutes the entire agreement between Licensor and Licensee concerning the subject matter herein, and supersedes any and all previous oral and/or written agreements or understandings between Licensor and Licensee related thereto.  This Agreement may be modified only by a written amendment executed by Licensor and Licensee.

13.6       Severability.  Any term, requirement or provision of this Agreement that is determined to be invalid or unenforceable will be ineffective to the extent of such determination without invalidating the remaining terms, requirements and provisions of this Agreement or affecting the validity or enforceability of such remaining terms, requirements and provisions.

13.7       Force Majeure.

(a).         If the performance of any part of this Agreement by either party (the “Interrupted Party”) is prevented, or delayed, by reason of any, flood, riot, fire, explosion, war, terrorist act, governmental action or inaction in response to, or in contemplation of, a terrorist act, or any other casualty or cause beyond the control of the Interrupted Party, and which cannot be overcome (a “Force Majeure Event”), then the Interrupted Party shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed thereby, during the continuance of any such happening or event and for so long as such event shall continue to prevent, hinder or delay such performance. This Agreement shall be deemed suspended so long as and to the extent that any such cause shall operate to prevent, hinder or delay the performance by the Interrupted Party of its obligations, however, the other party, at its sole option, shall have the right to terminate this Agreement immediately if the Interrupted Party’s performance is suspended pursuant to this Section 13(g) for more than [———]89.

(b).        Upon the occurrence of a Force Majeure Event, the Interrupted Party shall, as soon as reasonably practicable thereafter, notify the other party of the nature and extent of any such Force Majeure Event referred to in the preceding subparagraph.

13.7       Survival.  In addition to the provisions of this Agreement which by their terms explicitly provide for survival of termination or expiration of this Agreement, those terms which by imply survival, shall survive termination or expiration of this Agreement.

[Balance of page intentionally left blank -

The Signature Page(s) and Schedules to this Agreement Follow this Page.]

89 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.89.

SIGNATURE PAGE

In Witness Whereof, the parties hereto have executed and delivered this instrument on the date(s) set forth below.

NINE WEST DEVELOPMENT CORPORAION		INTER PARFUMS USA, LLC

By:	/s/	By:	/s/ Russell Greenberg
	(Authorized Signature)		(Authorized Signature)

Name:		Name:	Russell Greenberg
	(Print or Type)		(Print or Type)
Title:		Title:	Executive Vice President and Chief Financial Officer

Date:	July 21, 2010	Date:	July 21, 2010

SCHEDULES:

Schedule A - Licensed Marks
Schedule B - Licensed Articles
Schedule C - Minimum Annual Royalty
Schedule D - Minimum Net Sales
Schedule E-1 – Approved First Tier Retailers (United States)
Schedule E-2 – Approved Foreign Territories
Schedule F - Form of Manufacturer’s Agreement
Schedule G - Form of Sales Royalty Report
Schedule H - Form of Product Approval
Schedule I – Standards for Contractors and Suppliers
Schedule I-2 – Form of Certificate
Schedule J – A Form of Distribution Agreement

SCHEDULE A - TRADEMARKS

Territory	Mark	Registration or Application Number	Remarks
[————————	————————	————————-	——————————[90]

90 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.90.

SCHEDULE B - LICENSED ARTICLES

Fragrances (Perfume, Eau de Perfume, Eau de toilette, cologne) for women and unisex, as well as their corresponding ancillaries (shower gel, body lotion, body cream, body spray, soap, shaving products, deodorant)

Cosmetics* (blushers, eye makeup, face powders, lipsticks, colored lip balms and lip glosses, makeup bases), nail color (nail polish).

*Subject to the restrictions set forth in Article 1.1(e)-(g).

SCHEDULE C - MINIMUM ANNUAL ROYALTY

ANNUAL PERIOD	END OF ANNUAL PERIOD	AMOUNT OF MINIMUM ANUAL ROYALTY

Initial Term
First	12/31/2011	None

Second	12/31/2012	[$———-

Third	12/31/2013	$———-

Fourth	12/31/2014	$———-

Fifth	12/31/2015	$———-

Sixth	12/31/2016	$———-][91]

First Renewal Term
Seventh	12/31/2017	[———-][92] of Minimum Net Sales Determined from Schedule D

Eighth	12/31/2018	[———-][93] of Minimum Net Sales Determined from Schedule D

Ninth	12/31/2019	[———-][94] of Minimum Net Sales Determined from Schedule D

Second Renewal Term

Tenth	12/31/2020	[———-][95] of Minimum Net Sales Determined from Schedule D

Eleventh	12/31/2021	[———-][96] of Minimum Net Sales Determined from Schedule D

Twelfth	12/31/2022	[———-[97] of Minimum Net Sales Determined from Schedule D

91 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.91.
92 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.92.
93 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.93.
94 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.94.
95 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.95.
96 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.96.
97 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.97.

SCHEDULE D - MINIMUM NET SALES

ANNUAL PERIOD	END OF ANNUAL PERIOD	AMOUNT OF MINIMUM NET SALES

Initial Term
First	12/31/2011	None

Second	12/31/2012	[$———-

Third	12/31/2013	$———-

Fourth	12/31/2014	$———-

Fifth	12/31/2015	$———-

Sixth	12/31/2016	$———-][98]

First Renewal Term
Seventh	12/31/2017	Greater of [———-][99] of the Minimum Net Sales or [———-]100 of Net Sales for the immediately preceding Annual Period

Eighth	12/31/2018	Greater of [———-]101 of the Minimum Net Sales or [———-]102 of Net Sales for the immediately preceding Annual Period

Ninth	12/31/2019	Greater of [———-]103 of the Minimum Net Sales or [———-]104 of Net Sales for the immediately preceding Annual Period
Second Renewal Term

Tenth	12/31/2020	Greater of [———-]105 of the Minimum Net Sales or [———]106 of Net Sales for the immediately preceding Annual Period

Eleventh	12/31/2021	Greater of [———-]107 of the Minimum Net Sales or [———-]108 of Net Sales for the immediately preceding Annual Period

Twelfth	12/31/2022	Greater of [———-]109 of the Minimum Net Sales or [———-]110 of Net Sales for the immediately preceding Annual Period

98 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.98.
99 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.99.
100 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.100.
101 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.101.
102 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.102.
103 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.103.
104 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.104.
105 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.105.
106 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.106.
107 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.107.
108 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.108.
109 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.109.
110 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.110.

SCHEDULE E-1 – APPROVED FIRST TIER RETAILERS (UNITED STATES)

[---------]111

111 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.111.

SCHEDULE E-2 – APPROVED FOREIGN TERRITORIES

[------------------------------------------------------       ------------------------------------------------------]112

112 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.112.

SCHEDULE F

MANUFACTURER'S AGREEMENT

Reference is made to the License Agreement by and between   ("Licensor") and   ("Licensee") dated ___________ 20__ (the "License Agreement").

Name and address of manufacturer ("Manufacturer"):
Expiration date of license under the License Agreement (unless sooner terminated or extended):                           , 20__.

Manufacturer and Licensee acknowledge that Manufacturer's manufacture of the Licensed Articles is subject to Licensor's prior written approval, and may not proceed prior to Licensor's execution of this agreement.  In order to induce Licensor to consent to the manufacture of the Licensed Articles utilizing the Licensed Marks by the undersigned Manufacturer, Manufacturer hereby agrees:

1.           Manufacturer will not manufacture or ship the Licensed Articles to the order of anyone other than the Licensee unless notified in writing by Licensee; will invoice only Licensee; and will not manufacture after the expiration or termination of the License Agreement unless notified in writing by Licensee;

2.           Manufacturer will not subcontract manufacture of any of the Licensed Articles utilizing the Licensed Marks;

3.           Manufacturer will not manufacture merchandise utilizing the Licensed Marks and/or Licensed Marks, other than the Licensed Articles; in no event shall Manufacturer sell Licensed Articles (including seconds) for its own account, except as authorized by Licensor; Manufacturer will not during this Agreement or thereafter dispute or contest, directly or indirectly, or do or cause to be done any act which in any way contests, impairs or tends to impair the Licensed Marks or the validity or Licensor's ownership thereof, and shall not assist others in doing so;

4.           Manufacturer will permit Licensor's authorized representatives to inspect Manufacturer's activities, premises, accounting books and invoices relevant to Manufacturer's manufacture and supply of the Licensed Articles;

5.           Manufacturer will keep confidential its manufacture of the Licensed Articles; by way of example only, Manufacturer will not publish or cause the publication of pictures of the Licensed Articles and/or the Licensed Marks in any publication or promotional material, nor advertise that Manufacturer is permitted to manufacture Licensed Articles;

6.           Manufacturer will comply with all laws and regulations applicable to the manufacture of Licensed Articles including, but not limited to, all labor laws (including child welfare laws), and labor regulations.

7.           Upon notification of expiration or termination of the License Agreement (except as specifically provided therein relating to the sell-off of remaining inventory as set forth in the License Agreement) or of this Agreement, Manufacturer will immediately cease manufacturing the Licensed Articles and  upon Licensor's written instructions to do so, either (i) immediately deliver to Licensor and/or Licensor's authorized representatives at no cost to Licensor any and all copies, molds, plates, engravings and/or other devices used to manufacture the Licensed Articles and/or reproduce the Licensed Marks (collectively the “Manufacturing Tools”) to the extent they are owned by Licensee, as well as any Licensed Articles remaining in Manufacturer's possession; or (ii) destroy the Manufacturing Tools as Licensor may direct to the extent they are owned by Licensee, and deliver to Licensor a written certificate of destruction; or (iii) to the extent the Manufacturing Tools are not owned by Licensee, sell the Manufacturing Tools to Licensor and/or designee upon such price and terms as may be agreed between Manufacturer and Licensee or its designee.

8.           Nothing herein will be construed so as to make Manufacturer a party to or third party beneficiary of the License Agreement; Manufacturer will look solely to Licensee for payment and/or other compensation in respect of the manufacture of the Licensed Articles; and Manufacturer will have no such claim against and hereby releases Licensor in respect of any such payment and/or any and all other matters arising in connection with the Licensed Articles and/or the License Agreement.

Dated as of                          , 20 __.

Licensee	MANUFACTURER

By:	By:

Title:	Title:

Date:	Date:

AGREED TO AND ACCEPTED:

Licensor

By:

Title:

Date:

SCHEDULE G —  STATEMENT OF SALES ROYALTIES

To:         ________
               _________
               _________

Period covered by this report:   ___/___/___ to  ___/___/___

Licensee’s name:  INTER PARFUMS USA, LLC

Description/SKU	Units Sold (Number)	Selling Price($)	Gross Sales

Total Gross Sales			$____________

Less:

Discounts		$____________
Allowances
Rebates
Handling fees
Stocking fees
Slotting fees
Damages
Shortages
Freight and delivery charges (prepaid)
Taxes (including VAT)
Bona fide returns

Total Deductions from gross sales		$____________

Total Net Sales		$____________
Sales Royalty @ [———-]113		$____________

I certify that the above is accurate in all material respects and in accordance with the License Agreement with Licensor dated  ________.

By: _________________	_____
Print Name and Title	Date

113 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.113.

SCHEDULE H

PRODUCT APPROVAL FORM
******************************************************************************
FOR APPROPRIATE MATERIALS Licensee CAN ALSO SUBMIT APPROVAL REQUEST  BY EMAIL AND Licensor APPROVAL  BY RETURN EMAIL
******************************************************************************

1.           Licensor Name:
Date Submitted:   __________  ____  20___
Submitted by: ____________________________

2.           Please choose the type of product and stage of development:

ITEM	DESCRIPTION
Product
P.O.P
Packaging
Promotional Materials
Advertising
Website Art/Content
Other

DEVELOPMENT STAGE	CHECK ONE
Concept/Preliminary Art
Color Comp
Final Art
Mechanical
Prototype/Pre-production Sample
Production Sample/Final Approval

3.           To be completed by Licensor

○	Approved as is

○	Approved with changes. See comments

○	Resubmit with corrections. See comments

○	Not approved. See comments

COMMENTS:

Licensor Signature	Date

SCHEDULE I

STANDARDS FOR CONTRACTORS AND SUPPLIERS

Jones Apparel Group, Inc. (“Jones”) and its wholly owned subsidiaries are committed to legal compliance and ethical business practices in all of our operations worldwide.  We choose suppliers and contractors who we believe share that commitment. We require our suppliers and contractors to comply with all applicable laws and regulations of the country, or countries, in which they are conducting business.  . Our standards are summarized as follows and are applicable to Contractors and Subcontractors/Suppliers as defined in this Agreement:

Child Labor
Contractors and suppliers must not use child labor, defined as workers under the age of 14, or higher if the country of manufacture requires compulsory education beyond 14 years of age.

Wages/Benefits
Employees must be compensated for all hours worked, at rates that meet the national minimum standards or local industry standards, whichever is higher.  Overtime must be compensated at legally mandated rates, or at a rate at least equal to the regular hourly wage.  Employees must be provided all legally mandated benefits.

Working Hours/Day Off
On a regular basis, employees shall not be required to work more than the lesser of 60 hours per week, including overtime, or the amount specified by the applicable labor code.  Workers shall have at least one day of rest in every seven.

Forced & Migrant Labor
Our contractors and suppliers must not utilize forced labor, prison labor or other compulsory labor, or purchase materials from suppliers using forced labor, prison labor or other compulsory labor.

Contractors and suppliers using migrant labor must ensure that these workers are treated fairly and on an equal basis with the local workforce.  Suppliers shall ensure all original travel and identification documents remain with the workers, and ensure workers have secure individual storage to safely maintain those documents during the time of their employment.

Health & Safety – Workplace and Housing
Contractors and suppliers shall comply with all applicable laws and regulations regarding working conditions and shall provide workers with a safe and healthy environment, including any company-provided living quarters or domestic facilities.  All required health and  safety permits shall be obtained and their operational and reporting requirements followed. Suppliers shall identify and assess potential emergency situations in the workplace and any company-provided facilities and minimize their potential impact by implementing emergency plans and response procedures. Suppliers shall provide workers with access to first aid, health and safety information and hazard information to educate, inform, train and protect workers from workplace hazards.

Contractors and suppliers shall protect workers from overexposure to chemical, biological, physical hazards including noise and stress, and physically demanding tasks in the workplace.

Environment
Suppliers and contractors shall comply with applicable laws and regulations regarding the protection and preservation of the environment and take appropriate actions to reduce adverse impacts on human health and the environment. All required environmental permits shall be obtained and their operational and reporting requirements followed. Suppliers shall have in place systems to ensure the safe delivery, handling, movement, storage, recycling, reuse or management of materials, liquids, waste, air emissions and wastewater discharges.  Any materials, liquids, waste, wastewater or emissions with the potential to adversely impact human or environmental health shall be appropriately managed, controlled and/or treated prior to release into the environment. Energy efficiency, resource conservation and waste minimization and recycling should be implemented during the product lifecycle, packaging and transportation stages. Suppliers shall have programs in place for the safe storage and handling of chemicals, as well as to prevent or mitigate catastrophic releases of chemicals.

Product Safety
Contractors and suppliers are required to comply with consumer product safety standards and requirements under laws administered by the Consumer Products Safety Commission. and with the Jones Restricted Substances Policy (attached as Appendix A). In addition, contractors and suppliers and are expected to eliminate unnecessary hazardous substances in the production process.

Discrimination
Contractors and suppliers must not discriminate against employees or potential employees in employment practices, including hiring, wages, benefits, advancement, disciplinary procedures, termination or retirement, on the basis of gender, race, religion, age, disability, nationality, political opinion, sexual orientation, ethnic origin, maternity or marital status.

Disciplinary Practices
Jones will not utilize contractors or suppliers who use corporal punishment or any form of mental or physical coercion or harassment.

Freedom of Association
Employees should be free to join organizations of their own choice. Employees should not be subject to intimidation or harassment in the exercise of their right to join (or to refrain from joining) any organization.  Where the right to freedom of association and collective bargaining is restricted under law, the employer should take steps to create an open means of communication for employees to discuss issues and express concerns in a positive environment.

Customs and Security
Contractors and suppliers shall adhere to the Security Standard established by Jones based on our participation in the U.S. Customs initiative CTPAT (Customs Trade Partnership Against Terrorism). Contractors and suppliers must respect all applicable laws regarding the importation and trans-shipment of merchandise into the United States.

Subcontracting
Contractors and suppliers may not subcontract any operation in the manufacturing process without prior written consent from Jones.  Any approved subcontractor must implement and adhere to Jones’ Standards.

Management Systems
Suppliers shall use a management system consisting of processes and procedures, allocate appropriate resources to ensure that the factory can adequately address all tasks, and ensure compliance with the specific requirements and spirit of Jones’ Standards.  Suppliers are expected to continually improve by identifying key aspects of the operation with risks/consequences, setting performance objectives, executing implementation plans, scheduling reviews and assessments on a regular basis, and taking necessary corrective actions for deficiencies identified by internal or external assessments, inspections and reviews.
Inspections: Record Keeping by Contractor-Supplier/Verification by Jones
In order for Jones to monitor compliance with these standards:
1.
Contractors and suppliers must permit representatives of Jones complete and free access to employees, the workplace and worker housing (where applicable) at any time, whether or not notice is provided in advance; and

2.
Contractors and suppliers must keep and maintain thorough records of employment actions, hours worked, wages paid, charges to workers for housing and meals (where applicable), and other relevant records.  All such records must be made available to representatives of Jones promptly upon request.

Restricted Substances Policy
All product supplied to Jones shall comply with all international directives, laws, and regulations that restrict the type and concentration of potentially hazardous substances in products and packaging, as outlined on the Jones Apparel Group Restricted Substances Policy.

EXHIBIT I - APPENDIX A

RESTRICTED SUBSTANCES POLICY

Jones Apparel Group (“Jones”) is committed to assuring that all of the materials in its products are safe. Therefore, Jones has established a Restricted Substances Policy that mandates compliance with the AAFA Restricted Substances List**, which summarizes all international directives, laws, and regulations that restrict the type and concentration of potentially hazardous substances in products and packaging. Compliance with the Jones Restricted Substances Policy by our business partners is a pre-requisite for doing business with Jones. The Jones Restricted Substances Policy shall apply to Licensee and its Contractors and Subcontractors/Suppliers to the extent applicable to fragrances, cosmetics and Licensed Products.

Scope: All Factories, Materials Suppliers ("Suppliers") and Licensees must adhere to this Restricted Substances Policy. To this end, all materials, components and finished product must comply with:
1.
All international directives, laws, and regulations that ban or restrict the concentration of potentially hazardous substances in products and packaging. Future laws and restrictions are to be immediately incorporated by reference into this policy.

2.
The AAFA List of Restricted Substances (RSL)**. This document specifies restrictions on substances and materials that may be used in the manufacture of Jones products. It is applicable to all products, materials, chemicals, components and other things of value supplied for use in Jones products. The AAFA RSL** incorporates current legal restrictions in major markets. Updates to the RSL will be distributed to all business partners and are to be immediately incorporated by reference into this policy.

Responsibilities: We expect our business partners to implement best practices to ensure that materials and products supplied to Jones are in full compliance with the AAFA RSL** and are fully compliant with all international directives, laws, and regulations that ban or restrict the concentration of potentially hazardous substances in products and packaging. At a minimum, Factories, Suppliers and Licensees must acknowledge receipt of the Jones Restricted Substances Policy and commit to following strictly the provisions of this Policy by signing the Jones Standards for Contractors and Suppliers. Further, they must certify that all products, materials, components and other things of value supplied to Jones comply with the prohibitions, limitations and other provisions of this Policy. Additional responsibilities of our business partners are described herein.

** The AAFA RSL uses a lead limit of 100ppm, the permissible lead limit for Denmark. For Jones’ purposes, the acceptable lead limit will be 200ppm, until further notice. All other limits must comply with the limits published in the AAFA RSL, a copy of which is attached hereto and made part hereof.

Factory Responsibilities
•	Certify acceptance of the Jones RS Policy by signing the Jones Standards for Contractors and Suppliers
•	Implement best practices to comply with the Jones RS Policy
•	Include RS Statement of Compliance with all import documents submitted for each Purchase Order
•	Assure RS Statement of Compliance is on all Supplier Invoices
•	Assure that Supplier RS Test Results are received for all materials and components prior to production, and maintain results for 3 years.
•	Assure that all RS Test Results are current and updated as necessary.
•	Identify an individual who will serve as contact for RS Compliance. This person must be capable of making decisions, addressing questions and responding to issues raised by Jones.
•	Accept liability and make restitution for all loss and damage suffered by Jones as a result of non-compliance with this Policy.

Supplier Responsibilities
•	Certify acceptance of the Jones RS Policy by signing the Jones Standards for Contractors and Suppliers.
•	Implement best practices to comply with the Jones RS Policy.
•
Conduct RS testing of all material prior to production. RS Testing to be conducted at Supplier expense by an approved Test Facility unless in-house testing by Supplier is explicitly approved in writing by Jones. RS Test Results shall be good for 18 months if there are no production or material changes and no RS compliance problems.

•	Maintain RS Test Results on file for 3 years.
•	Submit copy of RS Test Results to Factory with each shipment of product.
•	Place RS Statement of Compliance on all invoices.
•	Identify an individual who will serve as contact for RS Compliance. This person must be capable of making decisions, addressing questions and responding to issues raised by Jones.
•	Accept liability and make restitution for all loss and damage suffered by Jones as a result of non-compliance with this Policy.

Licensee Responsibilities
•	Certify acceptance of the Jones RS Policy by signing the Jones Standards for Contractors and Suppliers.
•	Implement best practices to comply with the Jones RS Policy.
•	Conduct RS testing of all products at an approved Test Lab unless explicitly exempted, in writing, from such testing by Jones. All RS Testing to be conducted at Licensee expense.
•	Maintain RS Test Results on file for 3 years.
•	Place RS Statement of Compliance on all invoices.

•	Identify an individual who will serve as contact for RS Compliance. This person must be capable of making decisions, addressing questions and responding to issues raised by Jones.
•	Accept liability and make restitution for all loss and damage suffered by Jones as a result of non-compliance with this Policy.
•
Notify Jones in writing immediately upon becoming aware of any RS Policy noncompliance in any licensed product distributed for sale and, at Licensee's expense, conduct all investigations, file all reports and conduct all recalls that are necessary or appropriate under applicable legal requirements, keeping Jones fully apprised of same.

Restricted Substances
Substances on the RSL shall not be intentionally added to materials used in Jones product, or in the case of ozone depleting substances, used in the process of manufacturing Jones product. The RSL includes substances, limits and test methods and will be updated on an as needed basis. In addition, business partners supplying packaging, packaging components or packaged retail-ready products must certify compliance with the toxics in packaging laws by signing the Reduction of Toxics in Packaging Certificate of Compliance. While Jones has attempted to include known restrictions in all major markets, business partners are solely responsible for delivering products and materials that are fully compliant with all international directives, laws and regulations that restrict the type and concentration of potentially hazardous substances. Jones does not, by its provision of this Policy, assume any responsibility for compliance by any business partner.

Testing
Suppliers must conduct testing for component parts or materials supplied to Jones. Test results must be conveyed to the factory with all shipments.  Results are valid for 18 months unless there is a change in source or production.

Non-Compliance and Corrective Action
Jones reserves the right to spot test products to ensure compliance with the RS Policy. Jones will assume the cost of these tests, unless a product is found to be in violation of the Policy. If testing determines a product to be in violation of the policy, the cost of the testing will be charged back to the manufacturing factory.  In addition, if it is determined the product cannot be sold, the factory will assume the cost of the transportation and destruction of the goods, as well as reimburse Jones for the retail value of the goods in violation. Any penalties, damages or losses incurred by Jones as a result of the non-compliance with this policy will be the sole responsibility of the non-compliant party, including the costs of any product recalls or litigation.

If Jones determines that a product or material does not conform to the terms of this policy, the non-compliant party agrees to the following:
1.	Begin an investigation into the cause and extent of the non-conformity.
2.	Undertake corrective action, as approved by Jones.

3.	Jones will take any steps required to ensure that the corrective action has successfully addressed the non-conformity.

See the attached American Apparel & Footwear Association Restricted Substance List.

american apparel & footwear association

American Apparel & Footwear Association (AAFA)
Restricted Substance List (RSL)

February 2009

FINAL

Release 4

AAFA Restricted Substance List (RSL) 1 Version Date: February 2009

Introduction 3
Methodology 4
A. Structure 4
B. What is Included and What is Not 4
C. Technical Notes 5
About AAFA 6
Acknowledgements 6
Dyes 7
Pesticides 9
Asbestos 11
Fluorinated Greenhouse Gases 12
Dioxins & Furans 13
Flame Retardants 14
Metals 16
Restrictions for Textiles 16
Restrictions for Metal Parts 19
Restrictions for Plastics, Plastic Film, Surface Coatings and Printing 20
Organotin Compounds 21
Misc. Chemicals 22
Changes from Release 3 to Release 4 27
In RSL 27
Disclaimer 28

AAFA Restricted Substance List (RSL) 2 Version Date: February 2009

Introduction

This Restricted Substances List (RSL) was created by a special working group of the American Apparel & Footwear Association's (AAFA) Environmental Task Force. The RSL is intended to provide apparel and footwear companies with information related to regulations and laws that restrict or ban certain chemicals and substances in finished home textile, apparel, and footwear products around the world.

It is our hope that this RSL will serve as a practical tool to help those individuals in textile, apparel and footwear companies, and their suppliers, responsible for environmental compliance throughout the supply chain, to become more aware of various national regulations governing the amount of substances that are permitted in finished home textile, apparel and footwear products.

Our effort is to create a dynamic and useful instrument. The RSL will be updated on a regular basis and will be supplemented with additional resources to help officials in these companies undertake responsible chemical management practices in the aforementioned finished products.

Note on Release 4 – February 2009:

A list of changes from *Release 3 - July 2008* to *Release 4 - February 2009* is contained at the end of this document.

For more information or questions on the AAFA RSL please contact Veronica Bemis at 703-797-9049.

AAFA Restricted Substance List (RSL) 3 Version Date: February 2009

Methodology

The RSL includes only those materials, chemicals, and substances that are restricted or banned in finished home textile, apparel, and footwear products because of a regulation or law. In each case, the RSL identifies the most restrictive regulation.

The RSL does not include regulations that restrict the use of substances in production processes or in the factory; rather the focus is on whether or not the substance can be found in finished home textile, apparel, and footwear products at a certain level.

A. Structure

For each substance the RSL identifies the following features:

1. CAS number
2. Common chemical or color name
3. Information on the Restriction/Limit on Final Product or Tested Component
    a. Restriction Level
    b. Country where that Restriction/Limit is found
    c. Test Method
    d. Other countries that maintain equal or less restrictions
    e. Comments (if applicable)

B. What is Included and What is Not

The RSL is not intended to address product safety regulations outside the chemical management area – such as Consumer Product Safety Commission (CPSC) regulations related to small parts. Moreover, it is not structured to cover toys, automotive textiles, or other industrial textiles. This list does not include restrictions related to use of substances in packaging or related materials.

The following legislation is not listed because there are not regulatory concentration limits but may warrant evaluation for applicability.

1. The US EPA, following the Montreal Protocols, promulgated legislation on ozone depleting compounds. Class I and Class II listed chemicals used in the process of manufacturing of product or packaging requires special labeling as detailed in the regulation. Residuals of the chemical components in the product or package are not necessary to trigger the requirement. Minor usage in textiles as a spot cleaner is acceptable.

AAFA Restricted Substance List (RSL) 4 Version Date: February 2009

2. California Proposition 65 requires labeling for products containing chemicals known to the state to cause cancer. Typically labeling requirements are dependent on consumer exposure to the chemical, not the concentration in the product. Exposure levels have been determined for certain chemicals under certain applications, products, or use through legal settlements in the State of California. Ingredients for which there have been legal settlements are included on the list.

C. Technical Notes

1. Chemical nomenclature can take several forms. Technical chemical names may take numerous forms. It is the responsibility of the user to verify synonyms of any regulated chemicals referenced.
2. It is possible that regulated components may be present in raw materials below the levels that require reporting on Material Safety Data Sheets (Meds). Care should be taken to verify the presence of all regulated ingredients regardless of the concentration.
3. This list represents the known and applicable standards at the time of publication; any inaccuracy or omission is not the responsibility of AAFA.

AAFA Restricted Substance List (RSL) 5 Version Date: February 2009

About AAFA

The American Apparel & Footwear Association (AAFA) is the national trade association representing apparel, footwear and other sewn products companies, and their suppliers, which compete in the global market. AAFA's mission is to promote and enhance its members' competitiveness, productivity and profitability in the global market by minimizing regulatory, commercial, political, and trade restraints.

Acknowledgements
The AAFA gratefully acknowledges the support and contribution of the following individuals and organizations in developing this RSL:

RSL Task Force:

Sean Cady, Levi Strauss & Co.
John Eapen, American & Efird, Inc.
Elizabeth Hausler, Bureau Veritas
Andy Kahn, Kahn Lucas Lancaster
Helmut Krause, PhD, SGS
Lydia Lao, Intertek
Andy Chen, PhD, Nike Inc
Tommy Thompson, Hanesbrands, Inc.
Manfred Wentz, PhD, Oeko Tex

AAFA also acknowledges the contributions of the following individuals who served as Peer Reviewers of this RSL.

Peer Review Group:

Michael Walls, American Chemistry Council
Henry Boyter, PhD, Institute of Textile Technology NCSU College of Textiles
Nick Odom, Springs Industries
John Easton, PhD, Dystar, Inc.

AAFA Restricted Substance List (RSL) 6 Version Date: February 2009

Dyes*

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
	AZO Dyes						
60-09-3	4-Amino azobenzene	Not Detected (below detection limits - see test method)	European Union and China	European Union Directive of the European Parliament relating to restrictions on the marketing and use of certain dangerous substances and preparations (Azocolourants) The National Standard of the People's Republic of China GB	Textiles (EU): EN 14362-1 Polyester(EU): EN 14362-2 Leather(EU): CEN ISO/TS [detection limit is 30 ppm] Textiles(China) GB/T 17592-2006 [detection 20 ppm] Test Method for 4-Aminoazobenzene (pAAB) confirmation § 64 LFGB B 82.02-9	South Korea	
97-56-3	o-Aminoazotoluene						
92-67-1	4-Aminodiphenyl						
99-55-8	2-Amino-4-nitrotoluene						
90-04-0	o-Anisidine						
92-87-5	Benzidine						
106-47-8	p-Chloroaniline						
95-69-2	4-Chloro-o-toluidine						
120-71-8	p-Cresidine						
615-05-4	2,4-Diaminoanisole						
101-77-9	4,4'-Diamino-diphenylmethane						
91-94-1	3,3'-Dichlorobenzidine						
119-90-4	3,3'-Dimethoxybenzidine						
119-93-7	3,3'-Dimethylbenzidine						
838-88-0	3,3'-Dimethyl-4,4'-diamino-diphenylmethane						
101-14-4	4,4'-Methylene-bis-(2-chloroaniline)						
91-59-8	2-Naphthylamine						
101-80-4	4,4'-Oxydianiline						
139-65-1	4,4'-Thiodianiline						
95-80-7	2,4-Toluenediamine						
95-53-4	o-Toluidine						
137-17-7	2,4,5-Trimethylaniline						
95-68-1	2,4-Xylidine (China only)						
87-62-7	2,6-Xylidine (China only)						
	Disperse Dyes						
2475-45-8	Disperse Blue 1	Not Detected (below detection limits - see test method)	Germany	German Food, Feed and Commodities Law §30 (LFGB §30)	§64 LFGB B82.02-10		
56524-77-7 or 56524-76-6	Disperse Blue 35						
12223-01-7	Disperse Blue 106						
61951-51-7	Disperse Blue 124						
730-40-5	Disperse Orange 3						
13301-61-6	Disperse Orange 37/76						
2872-52-8	Disperse Red 1						
2832-40-8	Disperse Yellow 3						

* AZO Dyes which, by reductive cleavage of one or more AZO groups, may release one or more of the following aromatic amines

AAFA Restricted Substance List (RSL) 7 Version Date: February 2009

Solvents

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
76-01-7	Pentachloroethane	0.1% (mass)-	Germany and Japan	Germany - Verordnung (Prohibition of Chemicals Ordinance), section 16 Japan Law for the Control of Household products Harmful Substances	Headspace for practice - not specified by the regulation)		
56-23-5	Carbon Tetrachloride						
630-20-6	1,1,1,2-Tetrachloroethane						
79-34-5	1,1,2,2-Tetrachloroethane						
67-66-3	Chloroform						
79-00-5	1,1,2-Trichloroethane						
75-35-4	1,1-Dichloroethylene						
71-55-6	1,1,1-Trichloroethane						
127-18-4	Tetrachloroethylene (Japan only)						

AAFA Restricted Substance List (RSL) 8 Version Date: February 2009

Pesticides

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
93-72-1	2-(2,4,5-trichlorophenoxy) propionic acid, its salts and compounds	Not Detected	Switzerland and Finland (those pesticides without indication are regulated under Switzerland only)	Switzerland: Art. 9, 11, 35 and 61 Ordinance relating to Environmentally Hazardous Substances(Ordinance on Substances) Finland: Ministry of Environment Government Decree on persistent organic substances (735/2002)	U.S. EPA Method 8081A/ 8151A - (industry practice - not specified by the regulation)	Japan, South Korea	For Dieldrin, PCP, and TeCP, South Korea restrictions apply at different levels for baby clothing (<24 months) and bedclothes.
93-76-5	2,4,5-trichlorophenoxyacetic acid, its salts and compounds						
309-00-2	Aldrin (both Switzerland and Finland)						
57-74-9	Chlordane (both Switzerland and Finland)						
72-54-8	Dichloro-diphenyl-dichloro ethane (DDD)						
72-55-9	Dichloro-diphenyl-dichloro ethylene (DDE)						
50-29-3	Dichloro-diphenyl-trichloro ethane (DDT) (both Switzerland and Finland)						
60-57-1	Dieldrin (S) (both Switzerland and Finland)					Japan, South Korea	
72-20-8	Endrine (both Switzerland and Finland)						
76-44-8	Heptachlorine (both Switzerland and Finland)						
1024-57-3	Epoxy-heptachlorine						
118-74-1	Hexachlorobenzene (both Switzerland and Finland)						
608-73-1	Hexachlorocyclohexane (HCH, all isomers) except gamma-hexachlorocyclohexane (except lindane [58-89-9] in medical products)						

AAFA Restricted Substance List (RSL) 9 Version Date: February 2009

Pesticides (continued)

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
465-73-6	Isodrin	Not Detected	Switzerland and Finland (those pesticides without indication are regulated under Switzerland only)	Switzerland: Art. 9, 11, 35 and 61 Ordinance relating to Environmentally Hazardous Substances (Ordinance on Substances) Finland: Ministry of Environment Government Decree on persistent organic substances (736/2002)	U.S. EPA Method 8081A/ 8151A - [industry practice - not specified by the regulation]		
4234-79-1	Kelevane						
143-50-0	Kepone (Chlordecone)						
58-89-9	Lindane						
72-43-5	Methoxychlor						
2385-85-5	Mirex (Finland only)						
72-56-0	Perthane						
82-68-8	Quintozene						
8001-50-1	Strobane						
297-78-9	Telodrin						
8001-35-2	Toxaphene (both Switzerland and Finland)						
1336-36-3 53469-21-9 and Various	Halogenated biphenyls, including Polychlorinated biphenyl (PCB) (both Switzerland and Finland)						
Various	Halogenated terphenols, including Polychlorinated terphenyl (PCT)						
Various	Halogenated naphthalenes						
Various	Halogenated diarylalkanes						
	Halogenated diphenyl methanes, including						
99688-47-8	Monomethyl-dibromo-diphenyl methane						
81161-70-8	Monomethyl-dichloro-diphenyl methane						
76253-60-6	Monomethyl-tetrachloro-diphenyl methane						
87-86-5	Pentachlorophenol (PCP), its salts and compounds					South Korea	
25167-83-3	Tetrachlorophenol (TeCP), its salts and compounds					South Korea	

AAFA Restricted Substance List (RSL) 10 Version Date: February 2009

Asbestos

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
77536-66-4	Actinolite	Not detected	European Union	European Union Council Directive 76/769/EEC and 99/77/EC	Microscopic examination; minimum magnification1-250, attached; ratio of fiber length to diameter is at polarized light filter least 3.1-(industry practice - not specified by the regulation)		
12172-73-5	Amosite						
77536-67-5	Anthrophyllite						
12001-29-5	Chrysotile						
12001-28-4	Crocidolite						
77536-68-6	Tremolite						

AAFA Restricted Substance List (RSL) 11 Version Date: February 2009

Fluorinated Greenhouse Gases

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
2551-62-4	Sulfur hexafluoride - SF_6	May Not be Used	European Union	European Union Council Directive 2006/842/EC	Headspace for components (industry practice - not specified by the regulation)		
	Hydrofluorocarbons (HFCs):						
75-46-7	HFC-23 - CHF_3						
75-10-5	HFC-32 - CH_2F_2						
593-53-3	HFC-41 - CH_3F						
138495-42-8	HFC-43-10mee - $C_5H_2F_{10}$						
354-33-6	HFC-125 - C_2HF_5						
359-35-3	HFC-134 - $C_2H_2F_4$						
811-97-2	HFC-134a - CH_2FCF_3						
75-37-6	HFC-152a - $C_2H_4F_2$						
430-66-0	HFC-143 - $C_2H_3F_3$						
420-46-2	HFC-143a - $C_2H_3F_3$						
431-89-0	HFC-227ea - C_3HF_7						
677-56-5	HFC-236cb - $CH_2FCF_2CF_3$						
431-63-0	HFC-236ea - CHF_2CHFCF_3						
690-39-1	HFC-236fa - $C_3H_2F_6$						
679-86-7	HFC-245ca - $C_3H_3F_5$						
460-73-1	HFC-245fa - $CHF_2CH_2CF_3$						
406-58-6	HFC-365mfc - $CF_3CH_2CF_2CH_3$						
	Perfluorocarbons (PFCs):						
75-73-0	Perfluoromethane - CF_4						
76-16-4	Perfluoroethane - C_2F_6						
76-19-7	Perfluoropropane - C_3F_8						
355-25-9	Perfluorobutane - C_4F_{10}						
678-26-2	Perfluoropentane - C_5F_{12}						
355-42-0	Perfluorohexane - C_6F_{14}						
115-25-3	Perfluorocyclobutane - $c\text{-}C_4F_8$						

AAFA Restricted Substance List (RSL) 12 Version Date: February 2009

Dioxins & Furans

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
 1746-01-6 40321-76-4 51207-31-9 57117-31-4	Group 1) 2,3,7,8-Tetrachlorodibenzo-p-dioxin 1,2,3,7,8-Pentachlorodibenzo-p-dioxin 2,3,7,8-Tetrachlorodibenzofuran 2,3,4,7,8-Pentachlorodibenzofuran	Sum of Group 1: 1 µg/kg	Germany	German Chemicalienverbots Verordnung (4) Dioxine	US EPA 8290 - (industry practice - not specified by the regulation)		
 39227-28-6 19408-74-3 57653-85-7 57117-41-6 70648-26-9 72918-21-9 57117-44-9 60851-34-5	Group 2) 1,2,3,4,7,8-Hexachlorodibenzo-p-dioxin 1,2,3,7,8,9-Hexachlorodibenzo-p-dioxin 1,2,3,6,7,8-Hexachlorodibenzo-p-dioxin 1,2,3,7,8-pentachlorodibenzofuran 1,2,3,4,7,8-Hexachlorodibenzofuran 1,2,3,7,8,9-Hexachlorodibenzofuran 1,2,3,6,7,8-Hexachlorodibenzofuran 2,3,4,6,7,8-Hexachlorodibenzofuran	Sum of Group 1 & 2: 5 µg/kg					
 35822-46-9 3268-87-9 67562-39-4 55673-89-7 39001-02-0	Group 3) 1,2,3,4,6,7,8-Heptachlorodibenzo-p-dioxin 1,2,3,4,6,7,8,9-Octachlorodibenzo-p-dioxin 1,2,3,4,6,7,8-Heptachlorodibenzofuran 1,2,3,4,7,8,9-Heptachlorodibenzofuran 1,2,3,4,6,7,8,9-Octachlorodibenzofuran	Sum of Group 1, 2 & 3: 100 µg/kg					
 50585-41-6 109333-34-8 67733-57-7 131166-92-2	Group 4) 2,3,7,8-Tetrabromodibenzo-p-dioxin 1,2,3,7,8-Pentabromodibenzo-p-dioxin 2,3,7,8-Tetrabromodibenzofuran 2,3,4,7,8-Pentabromodibenzofuran	Sum of Group 4: 1 µg/kg					
 110999-44-5 110999-46-7 110999-45-6 107555-93-1	Group 5) 1,2,3,4,7,8-Hexabromodibenzo-p-dioxin 1,2,3,7,8,9-Hexabromodibenzo-p-dioxin 1,2,3,6,7,8-Hexabromodibenzo-p-dioxin 1,2,3,7,8-Pentabromodibenzofuran	Sum of Group 4 & 5: 5 µg/kg					

AAFA Restricted Substance List (RSL) 13 Version Date: February 2009

Flame Retardants

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
85535-84-8	Chlorinated paraffins (C10-C13)	May not be used	European Union	European Union Directive 2002/45/EC of the European Parliament: relating to restrictions on the marketing and use of certain dangerous substances and preparations	Solvent extraction and GC-MS or LC-MS (industry practice - not specified by the regulation)	South Korea	This chemical may also be present in leather and should not exceed 1% for fat liquoring of leather
59536-65-1	Polybrominated biphenyls (PBBs)	May not be used	European Union	European Union Directive 76/769/EEC on restrictions on the marketing and use of certain dangerous substances and preparations, European Directive 83/264/EEC	Methanol extraction: analysis by GC-MS or LC-MS (industry practice - not specified by the regulation)	Turkey, Switzerland, Canada, and South Korea	South Korea requirement applicable only to bedclothes and nightclothes among underwear.
32534-81-9	Penta-bromodiphenyl ether (pentaBDE)	May not be used	European Union	European Union Directive 2003/11/EC of the European Parliament: relating to restrictions on the marketing and use of certain dangerous substances and preparations (PBDE and OBDE).	Solvent extraction and analysis by GC-MS or LC-MS (industry practice - not specified by the regulation)	United States, Switzerland, and South Korea	South Korea requirement applicable only to bedclothes and nightclothes among underwear.
32536-52-0	Octa-bromodiphenyl ether (octaBDE)						
126-72-7	Tris (2,3-dibromopropyl) phosphate (TRIS)	Not Detected	European Union	European Union Directive 76/769/EEC on restrictions on the marketing and use of certain dangerous substances and preparations.	Methanol extraction and analysis by LC-MS or GC-MS (industry practice - not specified by the regulation)	Turkey, Switzerland, Japan, and South Korea	South Korea requirement applicable only to bedclothes and nightclothes among underwear.

AAFA Restricted Substance List (RSL) 14 Version Date: February 2009

Flame Retardants (continued)

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
5412-25-9	Bis (2,3-dibromopropyl) phosphate	Not Detected	Japan	Japanese law for the control of household products containing harmful substances; Law no. 112, October 12, 1973. Partially amended in 1978 and 1981	Solvent extraction and analysis by GC-MS or LC-MS (industry practice - not specified by the regulation)		
545-55-1	Tris (1-aziridinyl)-phosphine oxide (TEPA)	Not Detected	European Union	European Union Directive 76/769/EEC on restrictions on the marketing and use of certain dangerous substances and preparations. European Union Directive 83/264/EEC	KOH or NaOH digestion followed by GC-MS headspace analysis for ethyleneimine (industry practice - not specified by the regulation)	Switzerland, Turkey, Japan, and South Korea	
1163-19-5	**Decabromodiphenyl ether** (DecaBDE)	0.1% by weight	Sweden	Swedish Legislation			

AAFA Restricted Substance List (RSL) 15 Version Date: February 2009

Metals

Restrictions for Textiles

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
7440-43-9	Cadmium (Cd)	100 ppm	Netherlands	Cadmium Decree of the Netherlands	Total Digestion	UK	If Cadmium is used as a coloring agent
7439-92-1	Lead (Pb)	100 ppm	Denmark	Danish statutory order no. 1012 of November 13, 2000 on the Prohibition, Sale, Import, and Manufacture of Lead and Products Containing Lead	Total Digestion (industry practice - not specified by the regulation)	U.S.	U.S. federal lead substrate restrictions for each component in childrens products (12 years and under) sold on or after February 10, 2009 are set at 600 ppm. After August 14, 2009 level drops to 300 ppm. After August 14, 2011 level drops to 100 ppm.
		0.2 ppm	China	FZ/T 81014-2008 (Textile Industry Standard of the People's Republic of China ISC 61.020 Y76) effective October 1, 2008.	GB/T 17593.1 Textiles-Determination of heavy metals Part 1: Atomic absorption spectrophotometry		Applies to infant wear (<24 months) only. Infant's wear defined as mainly made of textiles and woven fabrics as well as infant's adornment products.
18540-29-9	Chromium (Cr+6) - hexavalent	Not Detected (below detection limits - see test method)	Germany	German Food, Feed and Commodities Law §30 (LFGB §30)	DIN 53314; C18 filtration and re-analysis of all positive results (for leather) [limit is 3 ppm] BS EN420 ISO 17075		
7440-47-3	Chromium	1.0 ppm	China	China FZ/T 81014-2008 (Textile Industry Standard of the People's Republic of China ISC 61.020 Y76) effective October 1, 2008.	GB/T 17593.1 Textiles-Determination of heavy metals Part 1: Atomic absorption spectrophotometry		Applies to infant wear (<24 months) only. Infant's wear defined as mainly made of textiles and woven fabrics as well as infant's adornment products.

AAFA Restricted Substance List (RSL) 16 Version Date: February 2009

Restrictions for textiles (continued)

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method (detection limit)	Other Countries, U.S. States that also Regulate this Substance	Comment
7439-97-6	Mercury	0.02 ppm	China	FZ/T 81014-2008 (Textile Industry Standard of the People's Republic of China ISC 61.020 Y76) effective October 1, 2008.	GB/T 17593.4 Textiles-Determination of heavy metals Part 4: Determination of tear force of tongue-shaped test specimens		Applies to infant wear (<24 months) only. Infant's wear defined as mainly made of textiles and woven fabrics as well as infant's adornment products.
7440-38-2	Arsenic	0.2 ppm	China	FZ/T 81014-2008 (Textile Industry Standard of the People's Republic of China ISC 61.020 Y76) effective October 1, 2008.	GB/T 17593.4 Textiles-Determination of heavy metals Part 4: Determination of tear force of tongue-shaped test specimens		Applies to infant wear (<24 months) only. Infant's wear defined as mainly made of textiles and woven fabrics as well as infant's adornment products.
7440-50-8	Copper	25 ppm	China	FZ/T 81014-2008 (Textile Industry Standard of the People's Republic of China ISC 61.020 Y76) effective October 1, 2008.	GB/T 17593.1 Textiles-Determination of heavy metals Part 1: Atomic absorption spectrophotometry		Applies to infant wear (<24 months) only. Infant's wear defined as mainly made of textiles and woven fabrics as well as infant's adornment products.

AAFA Restricted Substance List (RSL) 17 Version Date: February 2009

Restrictions for Leather

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
7440-43-9	Cadmium (Cd)	100 ppm	Netherlands	Cadmium Decree of the Netherlands	Total Digestion	UK	If Cadmium is used as a coloring agent
7439-92-1	Lead (Pb)	100 ppm	Denmark	Danish statutory order no. 1012 of November 13, 2000 on the Prohibition, Sale, Import, and Manufacture of Lead and Products Containing Lead	Total Digestion (industry practice - not specified by the regulation)	U.S.	U.S. federal lead substrate restrictions for each component in childrens products (12 years and under) sold on or after February 10, 2009 are set at 600 ppm. After August 14, 2009 level drops to 300 ppm. After August 14, 2011 level drops to 100 ppm.
18540-29-9	Chromium (Cr+6) - hexavalent	Not Detected (below detection limits - see test method)	Germany	German Food, Feed and Commodities Law §30 (LFGB §30)	DIN 53314; C18 filtration and re-analysis of all positive results (for leather) [limit is 3 ppm] BS EN420 ISO 17075		

AAFA Restricted Substance List (RSL) 18 Version Date: February 2009

Restrictions for Metal Parts

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
7439-92-1	Lead (Pb)	100 ppm	Denmark	Danish statutory order no. 1012 of November 13, 2000 on the Prohibition Sale, Import, and Manufacture of Lead and Products Containing Lead	Total Digestion (industry practice - not specified by the regulation)	U.S.	**U.S. federal lead substrate restrictions for each component in childrens products (12 years and under) sold on or after February 10, 2009 are set at 600 ppm. After August 14, 2009 level drops to 300 ppm. After August 14, 2011 level drops to 100 ppm.**
7440-02-0	Nickel (Ni) (in metal items)	0.5 µg/cm²/week	European Union	European Union Directive 94/27/EC of the European Parliament relating to restrictions on the marketing and use of certain dangerous substance and preparations and European Union Directive 2004/96/EEC	Nickel release by EN 1811 Abrasion of coated items by EN 12472		

AAFA Restricted Substance List (RSL) 19 Version Date: February 2009

Restrictions for Plastics, Plastic Film, Surface Coatings and Printing

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
7439-92-1	Lead (Pb)	100 ppm	Denmark	Danish statutory order no. 1012 of November 13, 2000 on the Prohibition, Sale, Import, and Manufacture of Lead and Products Containing Lead	Total Digestion (industry practice - not specified by the regulation)	U.S.	U.S. federal lead substrate restrictions for each component in childrens products (12 years and under) sold on or after February 10, 2009 are set at 600 ppm. After August 14, 2009 level drops to 300 ppm. After August 14, 2011 level drops to 100 ppm. U.S. federal lead in paint rules for children 12 and under will drop from 600 ppm to 90 ppm for goods made on or after August 14, 2009.
7440-43-9	Cadmium (Cd)	100 ppm	European Union	European Union Directive 91/338/EC	EN 1122 (industry practice - not specified by the regulation)		

AAFA Restricted Substance List (RSL) 20 Version Date: February 2009

Organotin Compounds

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
56573-85-4	Tributyltin (TBT)	Not Detected (0.5 ppm EACH)	Japan	Japanese law for the control of household products containing harmful substances (Law no. 112)	Performance-based method of ethanol extraction derivilization and analysis by GC-MS or LC-MS ISO 17353-2004-(industry practice - not specified by the regulation)	TBT - South Korea	South Korea also regulates TBT for baby clothing (less than 24 months), for bedclothes, and products that come into skin contact.
668-34-8	Triphenyltin (TPhT)						
1002-53-5	Dibutyltin (DBT)	1 ppm	South Korea	Self Regulatory Confirmation Notice (Notice No. 2007-34) issued by Korean Agency for Technology and Standards			Applies to baby clothing only (less than 24 months).

AAFA Restricted Substance List (RSL) 21 Version Date: February 2009

Misc. Chemicals

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
624-49-7	Dimethyl Fumarate	May not be used	France	French Regulation NOR: ECEC0828052A	May not be detected	EU	Are suspended for one year the importation and marketing for free or expensive, seats and footwear containing dimethyl fumarate (EC number: 210-849-0).
50-00-0	Formaldehyde 0-36 months old	Not Detected (below detection limits - see test method)	Japan	Japanese Law 112	ISO 14184-1 or JIS L1041 (Law 112) or DIN 53315 [detection limit is 20 mg/kg]	Poland, China, Russia, Finland, Norway, France, Netherlands, Austria, Lithuania, Germany, New Zealand, South Korea	Poland defines baby products as 0-36 months, other countries including Japan, South Korea, and China define baby products as 0-24 months. South Korea also regulates bedclothes with a limit of of 300 ppm.
	>36 months old (with direct skin contact)	75 ppm	Japan	Japanese Law 112	ISO 14184-1 or JIS L1041 (Law 112) or DIN 53315 [detection limit is 20 mg/kg]		
	>36 months old (no direct skin contact)	300 ppm	See other countries		ISO 14184-1 or JIS L1041 (Law 112) or DIN 53315 [detection limit is 20 mg/kg]		
2795-39-3	Perfluorooctane sulfonate (PFOS)	1 $\mu g/m^2$	European Union	EU Directive 2006/122/EC amending for the thirtieth time 76/769/EEC	Solvent Extraction LC-MS - (industry practice - not specified by the regulation)	Canada	The Canadian Environmental Protection Act, 1999 (CEPA 1999), Registration SOR 2008/178 prohibits the manufacture, use, sale, offer for sale and import of PFOS, as well as products containing PFOS, but does not specify limit.

AAFA Restricted Substance List (RSL) 22 Version Date: February 2009

Phthalates

CAS Number	Chemical Name/Color Index Name	Restriction / Limit on Final Product or Tested Component	Country	Regulation	Test Method [detection limit]	Other Countries, U.S. States that also Regulate this Substance	Comment
	Phthalates	0.1%	South Korea, U.S.	Self Regulatory Confirmation Notice (Notice No. 2007-34) issued by Korean Agency for Technology and Standards. U.S. Consumer Product Safety Information Act (PL 110-787).		European Union, California	In South Korea, applies to baby clothing (less than 24 months). In the U.S., DEHP, DBP and BBP are restricted in child care articles (3 years and under) that facilitate sleep or feeding. Unclear which footwear and apparel articles are covered. In the U.S., DINP, DIDP and BBP are restricted in toys and child care articles that can be placed in the mouth.
117-81-7	Di(ethylhexyl) phthalate (DEHP)						
117-84-0	Di-n-octyl phthalate (DNOP)						
85-68-7	Butyl benzyl phthalate (BBP)						
84-74-2	Dibutyl phthalate (DBP)						
58033-90-2	Di-isononyl phthalate (DINP)						
68515-49-1	Di-isodecyl phthalate (DIDP)						

AAFA Restricted Substance List (RSL) 23 Version Date: February 2009

Glossary of Terms/Acronyms related to the AAFA RSL list

BS—British Standard

CAS—Chemical Abstracts Service. CAS Registry Numbers (often referred to as CAS RNs or CAS Numbers) are unique identifiers for chemical substances. CAS is a division of the American Chemical Society. See www.cas.org.

CEN—European Committee for Standardization

Detection limit—the lowest quantity of a substance that can be distinguished from the absence of that substance (a blank value) within a stated confidence limit

DIN—German Standards Institute (Deutsches Institut für Normung)

Dioxins and Furans—Chemical compounds that are an undesirable by-product in the manufacture of herbicides, disinfectants, and other agents

EEC—European Economic Community

EN—European Norm

EPA—Environmental Protection Agency (U.S.)

EU—European Union

GB—Guo Biao in Chinese which means National Standards

GC-MS—Gas Chromatography/Mass Spectrometer - instrument used to identify components of mixtures or unknown substances - liquids, gases.

ISO—International Standards Organization

JIS—Japanese Industrial Standard

KOH—Potassium Hydroxide

AAFA Restricted Substance List (RSL) 24 Version Date: February 2009

LFGB—Lebensmittel-, Bedarfsgegenstände- und Futtermittelgesetzbuch – German Law Book on food, consumer article and feed.

LC-MS—Liquid Chromatography/Mass Spectrometer - instrument used to identify components of mixtures or unknown substances - liquids, gases.

mg/L—milligram per liter.

mg/kg—milligram per kilogram.

MSDS Information—Material Safety Data Sheet Information – this is chemical safety & toxicological information supplied with chemicals

NaOH—Sodium Hydroxide

Percent by Mass—also called weight percent or percent by weight, this is the mass of the solute divided by the total mass of the solution and multiplied by 100% (also see ppm)

Pesticide—A chemical agent or substance used for destroying pests ppm—Parts Per Million. A unit describing concentrations of chemical substances. 1 ppm can also be notated as 1 milligram per kilogram (mg/kg) or 1 microgram per gram (µg/g).

ppb—Parts per Billion. A unit describing concentrations of chemical substances. 1 ppb can also be notated as 1 microgram per kilogram (µg/kg).

PVC—Polyvinyl Chloride

Solvent—A substance in which another substance is dissolved, forming a solution.

UK—United Kingdom

µg/cm2/week—microgram per square centimeter per week

µg/g—microgram per gram

AAFA Restricted Substance List (RSL) 25 Version Date: February 2009

µg/kg—microgram per kilogram

µg/m2—microgram per square meter

AAFA Restricted Substance List (RSL) 26 Version Date: February 2009

Changes from Release 3 to Release 4

In RSL

	Added U.S. States to Other Countries column
Dyes:	Removed footnote from 4-Amino azobenzene Removed footnote from 2,4-Xylidine added China only Removed footnote from 2,6-Xylidine added China only Removed 118685-33-9 Navy Blue as to the best of our knowledge this particular dye is no longer manufactured
Solvents:	Removed footnote from Tetrachloroethylene Added Japan Only to Tetrachloroethylene
Pesticides:	Changed comment to country: Switzerland and Finland (those pesticides without indication are regulated under Switzerland only) Corrected listing of countries for Dieldrin (5)
Dioxins and Furans:	Corrected CAS for 1,2,3,4,7,8-Hexabromodibenzo-p-dioxin to 110999-44-5 Added CAS for 1,2,3,7,8,9-Hexabromodibenzo-p-dioxin 110999-46-7 Added CAS for 1,2,3,6,7,8-Hexabromodibenzo-p-dioxin 110999-45-6 Added CAS for 1,2,3,7,8-Pentabromodibenzofuran 107555-93-1
Metals:	Added lead comment for restrictions for textiles Added lead comment for restrictions for leather Added lead comment for restrictions for metal parts Added lead comment for restrictions for plastics, plastic film, surface coatings and printing Changed name of regulation for Chromium hexavalent to German Food, Feed and Commodities Law Changed test method for Chromium hexavalent to ISO 17075 under restrictions for textiles and restrictions for leather Added new heavy metal restrictions (CAS: 7440-47-3Chromium, CAS: 7439-92-1 Lead, CAS: 7439-97-6 Mercury, CAS: 7440-38-2 Arsenic, CAS: 7440-50-8 Copper) (China) in textiles
Organotin Compounds:	Added Di-isononyl phthalate (DINP) CAS: 58033-90-2 Added Di-isodecyl phthalate (DIDP) CAS: 68515-49-1 Added comment for DINP and DIDP Changed comment for DEHP, DBP and BBP
Misc Chemicals:	Added Dimethyl Fumarate CAS: 624-49-7

AAFA Restricted Substance List (RSL) 27 Version Date: February 2009

Disclaimer

NOTE: This Restricted Substances List ("RSL") is provided by the American Apparel & Footwear Association ("AAFA") for informational purposes only. This list represents the known and applicable standards at the time of publication; any inaccuracy or omission is not the responsibility of AAFA. Determination of whether and/or how to use all or any portion of this RSL is to be made in your sole and absolute discretion. Prior to using this RSL, you should review it with your own legal counsel. Use of this RSL is voluntary.

AAFA does not make any representations or warranties with respect to this RSL or its contents. The RSL is provided on an "AS IS" and on an "AS AVAILABLE" basis. AAFA HEREBY DISCLAIMS ALL WARRANTIES OF ANY NATURE, EXPRESS, IMPLIED OR OTHERWISE, OR ARISING FROM TRADE OR CUSTOM, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, QUALITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, COMPLETENESS OR ACCURACY.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, AAFA SHALL NOT BE LIABLE FOR ANY LOSSES, EXPENSES OR DAMAGES OF ANY NATURE, INCLUDING, WITHOUT LIMITATION, SPECIAL, INCIDENTAL, PUNITIVE, DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST INCOME OR PROFITS, RESULTING FROM OR ARISING OUT OF A COMPANY'S OR INDIVIDUAL'S USE OF THE RSL, WHETHER ARISING IN TORT, CONTRACT, STATUTE, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

AAFA Restricted Substance List (RSL) 28 Version Date: February 2009

SCHEDULE I-2

FORM OF CERTIFICATE

CERTIFICATE

The undersigned Licensee hereby certifies to Jones Investment Co. Inc. (“Licensor”) that, in accordance with the provisions of Section 3.3 of the License Agreement dated as of ________________, 20__ between Licensor and Licensee, as amended, with respect to the year commencing January 1, 20__ and ending December 31, 20__:

2.	Capitalized terms used herein shall have the same meanings as those set in the License Agreement unless otherwise expressly defined herein.

3.
Licensee has provided a copy of Licensor’s current Standards for Contractors and Suppliers (in substantially the same form and substance as Exhibit 1 attached hereto and as may be translated or amended by Licensor from time to time, the “Standards”) to Contractors;

4.    All Licensed Articles have been manufactured  sold, distributed, marketed, advertised, promoted, labeled, packaged and imported into the Territory by Licensee in all material respects in accordance with all applicable foreign and United States laws, rules and regulations and the practices and policies of Licensor relating thereto, including those with respect to fair remuneration for work, health and safety conditions in the work environment, environmental conditions and social protection of workers, all as more fully stated in the Standards;

5.    Licensee has made all permitted Contractors, used in the filling, production or manufacture of Licensed Articles aware in writing that:  (i) they are expected to adhere to all of the same high standards with regard to Articles and the Licensed Mark to which Licensee is held; (ii) Licensor is the true and lawful owner of the Licensed Mark and all applications or registrations therefor; and (iii) Licensee’s authority to use the Licensed Mark derives solely from and subject to the terms and conditions of this Agreement; and

Licensee has monitored and hereby confirms the compliance of its Contractors with the Standards.

IN WITNESS WHEREOF, Licensee has caused this Certificate to be executed on its behalf by a duly authorized officer of Licensee.

[NAME OF LICENSEE]

By:
Title:
Date:

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SCHEDULE J - DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of the Effective Date between:

(1)        Inter Parfums USA, LLC, a New York limited liability company (the “Company”); and

(2)        THE DISTRIBUTOR ("Distributor") described on Schedule A hereto.

WHEREAS, Company desires to retain Distributor, and Distributor desires to be retained, as a distributor for the Products in the Territory, all on the terms and conditions set forth in this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS.

In this Agreement, including the Schedules hereto, the following words and expressions shall have the following meanings:

"Affiliate" shall mean any corporation or other business entity controlled by, controlling of, or under common control with a Party (as hereinafter defined). For this purpose, "control" of any corporation or other business entity shall include but not be limited to direct or indirect beneficial ownership of at least fifty (50%) percent of the voting interests of such corporation or other business entity, or such other relationship that constitutes actual control of such corporation or other business entity.

 “Authorized Retailers” shall consist of the following First Tier Retailers, as hereinafter defined. First Tier Retailers shall mean those first-line, high-quality department stores, specialty retail stores and fragrance/cosmetic specialty retail stores in the Territory, which, based upon their locations, merchandising and overall operations are consistent with the high quality of the Licensed Articles and the reputation, image and prestige of the Licensed Mark. Such high-quality retail stores shall include, but not be limited to, those that sell any one (1) of the three (3) following brands: [———-]114. First Tier Retailers, which meet the criteria above, are subject to the prior written approval of Licensor. A list of pre-approved First Tier Retailers is set forth in Schedule D_ annexed hereto.

First Tier Retailers shall also include international duty free stores, prestige fragrance perfumeries, U.S. Military Bases, or other regular priced stores where prestige fragrances are sold with comparable reputation, image and prestige. First Tier retailers, which meet the criteria above, are subject to the prior written approval of Licensor.

114 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.114.

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In addition, Authorized Retailers shall also include Second Tier Retailers, which is defined to mean those retailers below the reputation, image and prestige of the First Tier Retailers, but above deep discount mass market and club stores or outlets such as Wal-Mart. Distributor shall obtain the prior written approval of Licensor for each Second Tier Retailer prior to selling to any Second Tier Retailers. In no event shall Distributor make any sales to wholesalers, jobbers or diverters, factory outlet stores, warehouse clubs, swap meets, flea markets, kiosks or similar sales outlets, and, unless otherwise authorized in advance and in writing by Company and Licensor, the Internet or other electronic channels of distribution, such as interactive.

Authorized Retailers shall also include “E-tailers” (as such term is hereinafter defined) pre-approved in writing by Licensor, which will promote the availability of the Licensed Articles via such E-tailers’ E-commerce Web sites and which will fulfill orders for the Licensed Articles placed through such E-commerce Web Sites. “E-tailers” shall mean any entity engaged in the legal promotion and sale of the Licensed Articles whose primary means of promotion, sale or distribution of the Licensed Articles is via an E-Commerce Web Site, which have a comparable reputation, image and prestige of First Tier Retailers.

"Calendar Quarter" shall mean a period of three (3) consecutive calendar months commencing on January 1, April 1, July 1 or October 1 of any Calendar Year.

“Company Materials” include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products, and the like, if any, that Distributor has received from Company hereunder, as well as, any and all analyses, studies or other documents prepared by Distributor or its Affiliates in connection with the Evaluation. All Company Materials shall remain the exclusive property of Company.

"Confidential Information" shall include, but not be limited to, information relating to Company’s business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements, personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, financial statements, financial condition, results of operations, financial projections, Company Materials or any other information relating to Company’s business, that is not generally known to the public or to actual or potential competitors of Company (other than through a breach of this Agreement), which are disclosed to Distributor by Company, orally or in writing, together with any and all analyses, consultations, studies, or other documents prepared by Distributor or its Affiliates  with the exception of solely the following:

(a)           information that at the time of receipt by Distributor was already known to Distributor;

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(b)           information that at any time is received in good faith by Distributor or any of its Affiliates from a third party, which was lawfully in possession of the same and had the right to disclose the same; and

(c)           information that as of the date of receipt by Distributor is in the public domain or subsequently enters the public domain without fault on the part of Distributor or its Affiliates; or

(d)           is disclosed pursuant to compulsory process, or federal, state or local governmental requirement after Distributor has promptly notified Company of such compulsory process or governmental requirement, and Company has had the opportunity to obtain a protective order or confidential treatment agreement with provisions equivalent to the provisions of this Agreement;

and it is expressly understood that the burden of proof to establish any and all of the aforementioned exceptions from confidential treatment shall be upon Distributor and shall be evidenced solely by the written records of Distributor.

“Contract Year” shall mean the twelve (12) month period beginning on January 1 and ending on December 31, except for the first Contract Year, which shall mean the period beginning from the Effective Date and ending on December 31.

"Effective Date" has the meaning given to such term on Schedule A hereto.

“License Agreement” has the meaning given to such term on Schedule A hereto.

"Licensed Articles" means the Products bearing the Licensed Mark.

"Licensed Mark"  shall mean the Trademark, as hereinafter defined.

“Licensor” has the meaning given to such term on Schedule A hereto.

“Licensor’s Foreign Licensees” shall mean those non-United States retail stores, whether stand alone or leased, which are owned, operated, or leased by Licensor’s Licensees.

"Minimum Purchase Level" means the EX-FACTORY value of Products that must be purchased and paid for annually by Distributor from Company,  as set forth on Schedule B.

"Party" means Company or Distributor, and "Parties" means Company and Distributor.

"Price List" shall mean Company's price list to be provided to Distributor, as revised by Company at any time and from time to time in Company's sole discretion.

"Product" or "Products" means one, several, or all of the products listed on Schedule A, including any subsequent versions of such Products.

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"Purchase Order" shall mean a firm order from Distributor specifying the amount of each Product to be purchased by and delivered to Distributor.

"RGA Procedure" means the returned goods authorization (RGA) procedure specified in Schedule C, as revised by Company from time to time pursuant to this Agreement.

"Sample(s)" shall mean a Product to be provided to a potential purchaser for use in evaluating the performance of the Product.

“Scheduling Order” shall have the meaning given to such term in Section 3.6 hereof.

"Term" has the meaning given to such term on Schedule A hereto.

"Territory" has the meaning given to such term on Schedule A hereto.

"Tester" shall mean a Product provided by Company to Distributor for use in demonstrating the features and benefits of the Product to potential purchasers.

"Third Party" shall mean any person or entity that is not a Party or an Affiliate of a Party.

“Trademarks” shall have the meaning given to such term on Schedule A hereof.

2.	DISTRIBUTOR APPOINTMENT.

2.1           Appointment.  Subject to the terms and conditions set out in this Agreement and the Schedules attached hereto, including but not limited to, Article 2 of this Agreement, as of the Effective Date, Company hereby appoints Distributor, and Distributor accepts appointment, as an exclusive distributor of the Products in the Territory, with the right to commercially distribute the Products in the Territory, including all activities ancillary thereto (including, without limitation, warehousing, order entry, shipping, billing and collection, promotional, advertising, marketing, and sales activities). Distributor shall not appoint or use sub-distributors in the Territory.

2.2           Distribution Efforts.  During the Term of this Agreement, Distributor shall use its best efforts to promote, market, distribute, and sell the Products in the Territory.  Distributor's efforts to promote, market, distribute, and sell the Products in the Territory shall be at least commensurate with those efforts of Distributor used to promote, market, and distribute its own products or the products of other manufacturers for which Distributor acts as a distributor, reseller, sales representative, or sales agent of a similar nature.

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2.3           Exclusive Right.    Except as otherwise provided in this Article 2 hereof, Distributor's right to promote, market, distribute, and sell the Products shall be exclusive. Company reserves the right to appoint other authorized distributors or resellers outside the Territory without restriction of any type or nature. Distributor shall not directly or indirectly promote, market, distribute, or sell the Products, either through Distributor's website or otherwise, to (a) any Third Parties that are located outside the Territory or (b) any Third Party that Distributor understands or reasonably expects will promote, market, distribute, or sell the Products, directly or indirectly, to any Third Parties that are located outside the Territory.  Distributor shall use commercially reasonable efforts to ensure that Products sold within the Territory are not used or resold outside the Territory.  If Distributor discovers that Products sold by Distributor to a Third Party are being used or resold outside the Territory, then Distributor shall discontinue sales of Products to such Third Party until such time as such Third Party discontinues using or reselling Products outside the Territory.

2.4           Distribution and Sale. Notwithstanding anything to the contrary contained in this Agreement, Distributor shall distribute and sell the Products solely to Authorized Retailers within the Territory, and Licensor’s Foreign Licensees within the Territory, if any.

2.5           Licensor’s Foreign Licensees in the Territory.  Distributor shall sell Licensed Articles to Licensor’s Foreign Licensees at a price to be negotiated by the parties but which shall not exceed the most favorable price offered for Licensed Articles (including any trade discount(s) or other discounts or gross margin percentage equivalent benefit) in the Territory, and shall use reasonable commercial best efforts to communicate with Licensor’s Foreign Licensees with respect to marketing and distribution programs in their respective territories. Distributor agrees that, with respect to sales of Licensed Articles outside the United States, sales priority will be given to those (i) Nine West Retail Stores owned or operated by Licensor’s Foreign Licensees in the Territory and (ii) department store customers of Licensor’s Foreign Licensees set forth in Schedule D, annexed hereto. Distributor further agrees that it will use its best efforts to fully communicate with the Licensor’s Foreign Licensees in connection with Distributor’s activities in the Territory. Authorization for Distributor to make sales to additional accounts in the Territory shall be requested by Distributor in advance and subject to the prior written approval of Licensor.

2.6           Limited Sales by Company into Territory.

(a)           Notwithstanding anything to the contrary contained in this Agreement, but except for those countries in which there is a Licensor’s Foreign Licensee, Company shall have the right to enter into one or more agreements (each a “Limited Exclusive Retail Agreement”) with one (1) or more retailers in the Territory, such as, but not limited to, Sephora (“Exclusive Retailers”)  for the exclusive distribution of certain Products, as determined in the discretion of Company, in the Territory for sale at retail locations and venues owned or managed by such Exclusive Retailer or its affiliates (“Exclusive Retail Locations”). In consideration of such exception to the exclusive nature of this Agreement, Company agrees to pay Distributor [———-]115 of the amount of “Company’s Net Sales to Exclusive Retailers in Territory” (as hereinafter defined) on a quarterly basis within the later of ninety (90) days following the end of a calendar quarter or forty-five (45) days after Company has received reports from such Exclusive Retailer which provides such Exclusive Retailer’s allocation of Product shipped into the Territory for the applicable period. The amounts payable to Distributor hereunder are subject to adjustment and recoupment from time to time based upon a reallocation of Product from or into the Territory by such Exclusive Retailer.

115 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.142.115.

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(b)         For purposes of this Agreement the term “Company’s Net Sales to Exclusive Retailer in Territory” shall mean the invoice amount billed to such Exclusive Retailer for Products shipped or delivered by or on behalf of Company to such Exclusive Retailer, but solely to the extent such Products are allocated and shipped into the Territory by such Exclusive Retailer for resale in the Territory, less Product returns accepted by Company, and as may be adjusted from time to time based upon a reallocation of Product from or into the Territory by such Exclusive Retailer.  Company’s Net Sales to Exclusive Retailers in Territory shall not include testers, samples or miniatures of Products or other promotional material and non-retail items sold, if any, to such Exclusive Retailer.

(c)         In order to assist with the launch and then sale of such Products at such Exclusive Retail Locations, Distributor agrees to oversee and manage merchandising and launch of such Products in such Exclusive Retail Locations.

2.7         Limitations on Sales. Products shall not be sold as a “discount” brand or in a “discount environment,” and Products shall not be sold as promotional items.

3.	ORDERS, DELIVERIES, AND FORECASTS.

3.1         Purchase Orders.  Each Purchase Order for Products shall be governed by the terms of this Agreement, and notwithstanding anything to the contrary contained in a Purchase Order, none of the provisions of such Purchase Order shall be applicable except those specifying quantity ordered, delivery dates, special shipping instructions, and invoice information.  Purchase Orders shall be submitted to Company using such method as Company shall specify and in accordance with such procedures as Company may specify from time to time. A Purchase Order shall not be binding upon Company unless and until accepted by Company in writing or by Company shipment of the Products in accordance with the Purchase Order.  Partial shipments may be made at the discretion of Company No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Company shall use commercially reasonable efforts to produce and deliver to Distributor the quantities of Products specified in a Purchase Order; however, Company shall not be liable for any damages resulting from its failure to deliver such Products, even if Company has been advised of the possibility of such damages. Distributor acknowledges that Company is not obligated to meet all of Distributor's demands for any Product.

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3.2         Delivery and Shipment.  Company shall deliver all Products EXW EX WORKS Dayton New Jersey Company Distribution Center Incoterms 2000. Title and risk of loss shall pass to Distributor at such time that the Product is loaded onto a common carrier.  Shipment shall be via such common carrier. Specific written routing instructions shall be included by Distributor in the Purchase Order. Distributor shall be responsible for all shipping costs. Anticipated shipment dates shall be as specified in the Purchase Order. Company shall use its commercially reasonable efforts to meet anticipated shipment dates; however, Company shall not be liable for any damages resulting from its failure to meet such shipment dates, even if Company has been advised of the possibility of such damages.

3.3         Inspection of Products.  Distributor shall inspect Products within seven (7) business days after their delivery and shall immediately notify the carrier in writing of any damage, shortages, defects, or failure of Products to conform to the Purchase Order as accepted by Company. Products shall be deemed accepted if not properly rejected within seven (7) business days after receipt by Distributor or, if earlier, upon shipment by Distributor to purchasers. If Distributor so notifies Company, then Company shall, at Company's choice, replace the damaged or defective Product or make up the shortage if replacement stock is available in the next shipment of Product, or if no replacement stock is available, as soon as possible after receiving such notice, at no additional cost to Distributor. Upon Company's request and at its expense, Distributor shall return to Company all Products that Distributor believes are damaged, defective, or do not otherwise conform to the Purchase Order as accepted by Company. Returns by Distributor to Company of Products shall be governed by the RGA Procedure and Company's policies as announced from time to time.  Distributor shall not sell any Products found or claimed to be damaged, outdated, or defective.  Distributor shall send Company an itemized list of Products returned to Company.

3.4         Samples.  Company and Distributor shall meet to develop by mutual agreement a program for Samples whereby Company shall provide Samples to Distributor in accordance with a monthly forecast (the "Sample Forecast").  The price for such samples shall be as set forth on Schedule A.  Sample Forecasts shall be updated monthly to reflect new Products as they are launched.

3.5         Testers.  At the time Distributor submits a Purchase Order, Distributor may also submit a Purchase Order for Testers with a total value of up to ten percent (10%) of the value of the related Purchase Order, and Company shall provide such Testers to Distributor at the time the related order is shipped.

3.6         Scheduling of Orders.  Commencing within thirty (30) days of the Effective Date and thereafter for each 120 consecutive day period throughout the term of this Agreement, Distributor covenants and agrees to provide to Company a good faith estimate of the orders for Products to be required by Distributor for each following 120 consecutive day period (each a “Scheduling Order”), and notwithstanding anything to the contrary contained herein, Company shall not be required to fulfill orders for Products in excess of 120 percent of the relevant Scheduling Order within the requisite 120 consecutive day period.

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3.7         No Liability for Failure to Deliver Products.  In the event Company is unable to obtain the raw materials or component parts in order to complete production of the Products in quantities sufficient to fill the purchase orders generated by Distributor, then in such event, Distributor acknowledges and agrees that Company shall not be liable for the non-delivery of the Product. At the option of Company either Company may (a) refuse to fill such purchase orders, (b) cancel such purchase orders or (c) ship such sufficient quantity of Products as it deems appropriate, having due regard to the requirements and other needs of its other sales agents, distributors and customers, and such purchase orders shall be deemed to be amended to the quantity of Products actually shipped.

4.	PRICING AND PAYMENTS.

4.1         Product Prices.  Subject to the terms and conditions of this Agreement, Company agrees to sell Products to Distributor at the prices specified in the Price List that is current at the time the products are ordered by Distributor, as modified by the discounts set forth on Schedule A (the "Prices").  Company shall be entitled to increase the prices for Products set forth on the Price List in its sole discretion upon ninety (90) days' written notice to Distributor. Company may establish and terminate any price discount or other incentive program at any time at its sole discretion.  The Prices are EXW EX WORKS Dayton New Jersey Company Distribution Center Incoterms 2000, and do not include shipping charges or sales, use, excise, withholding, or similar taxes. Consequently, if Company pays for such shipping charges and any present or future sales, use, excise, withholding, or similar tax applicable to the sale or furnishing of any Products hereunder, Distributor shall reimburse Company for such amounts,.  In lieu of a specific tax, Distributor may provide Company with a tax exemption certificate acceptable to the applicable taxing authority.

4.2         Invoice and Payment.  Company shall invoice Distributor upon shipment of Products.  Payment for Products shipped to Distributor, including partial shipments, shall be due in full in accordance with the payment terms set forth in Schedule A.  The invoice date shall be on or subsequent to the date of shipment and payment shall be made by Distributor for the full invoiced amount without deduction or set off for any amounts owed to Distributor by Company for any reason.   Company reserves the right to require secured financing alternatives, including but not limited to letters of credit and pre-payment.

4.3         Taxes.  Any federal, state, county, or municipal sales or use tax, excise, customs charges, duties or similar charge, or any other tax assessment (other than taxes assessed against Company's income), license, fee, or other similar charge lawfully assessed or charged on the sale or transportation of Product sold shall be paid by Distributor. In addition, any and all costs relating to sanitary registration, or other similar charge lawfully assessed or charged, shall be paid by Distributor in the name and for the benefit of Company, and shall be included within advertising and promotional expenses (“A&P expenses”).

4.4         Reports.  Distributor shall report to Company via e-mail to Company's International Department, the following information no later than

(a)          ten (10) days following the end of each Calendar Quarter, Distributor's inventory by Product in units and the wholesale U.S dollar value of such inventory by Product held as of the end of the Calendar Quarter; ..

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(b)         ten (10) days following the end of each month the total sales for such month in units and wholesale U.S. dollar amounts;

(c)         ten (10) days following the end of each Calendar Quarter, Distributor's total sales by Customer;

(d)         ten (10) days following the end of each Calendar Quarter, Distributor's total sales by SKU;

(e)         fifteen (15) days following the end of each month the total amount of Distributor’s advertising and promotional expenses actually spent,

all in such format as Company shall require.  In addition, Company reserves the rights to amend the data to be included in these reports from time to time.

5.	DISTRIBUTOR'S OBLIGATIONS.

In addition to its other obligations specified herein, Distributor agrees to all of the following obligations.

5.1         Minimum Purchase Levels.  Distributor will satisfy the Minimum Purchase Levels as set forth in the annexed Schedule B.

5.2         Distribution Efforts.  Distributor shall use its best efforts to exploit in the Territory the distribution rights granted herein, including, without limitation, to create and develop markets for the Products, to distribute and sell Products in the Territory so as to maximize sales, and to secure and make use adequate personnel for the promotion, distribution and sale of Products in the Territory. Such activities shall include (a) participating in major industry trade shows and conventions and (b) incorporating the Products into Distributor's promotional literature as appropriate based on the Territory and the geographic area in which Distributor offers other products contained in its promotional literature, subject to Company's prior approval of all advertising materials regarding the Products.

5.3         New Customer Approval.  Distributor will seek Licensor’s written approval through Company for each new customer in the Territory and will not place Products with such new customer until such approval of such customer is obtained from Company.

5.4         Requested Customers.  Distributor will offer the Products to new customers at the specific request of Company ("Requested Customers").  Distributor shall receive no additional discount from Company on the Products being sold to the Requested Customers. In the event that the Distributor fails to reach agreement with a Requested Customer for the placement of the Products, Distributor agrees that Company shall be entitled to sell Products to the Requested Customer directly.

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5.5         Advertising and Promotion.

(a)           Distributor shall spend the amounts required for advertising and promotional material as set forth in the annexed Schedule A during each 12-month period during the term of this Agreement.

(b)           All advertising programs, copy and media, in any form and in any medium, shall be submitted, prior to circulation thereof, for the written approval of Licensor and Company, and such advertising programs, copy and media shall not be used or released until such approval shall have been obtained. As soon as practicable, a representative example of all advertisements, announcements, publications or other promotional materials of any kind or nature whatsoever (including tear sheets) shall be delivered to Company. In the event that Company shall, at any time disapprove of any such advertisements, announcements, publications or other promotional materials, Distributor shall promptly discontinue the use thereof.

(c)           Distributor shall comply with any reasonable guidelines established by Licensor and/or Company for advertising activities and expenditures, and Distributor shall use its best efforts to ensure that in no event shall Licensed Articles bearing the Licensed Mark be advertised as “on sale”, or in a similar promotional manner, nor shall the Licensed Mark be included in any free standing insert, “off-price” or similar promotional run-of-press advertising without the express written consent of Licensor and Company in each instance.

(d)           Prior to the initial production of any invoices, and other similar business papers (collectively, "Business Documents") bearing the Trademark, and thereafter at Company’s reasonable request, Distributor shall furnish Company with a reasonable number of samples of such business documents for approval by Company and Licensor. If Company and Licensor fail to disapprove of said business documents within ten (10) business days after their respective receipt of Distributor's written notice, then the approval of Company and Licensor shall be deemed to have been given solely for the use for which approval was sought. Distributor shall not modify approved business documents except upon the express, prior written approval of any such modification by Company and Licensor.

5.6         Website.  Distributor will obtain written approval from Licensor and Company for all content, advertising, and promotions relating to Company and the Products that are included on Distributor's website.  Distributor will install and maintain, as a part of its website, controls that prevent parties outside the Territory from purchasing any of the Products through Distributor's website.

5.7         Training.  Distributor will properly train, in accordance with industry procedures or standards as reasonably prescribed by Company from time to time, all of its sales personnel who will promote, market, distribute, and sell the Products and who are employed as of Effective Date as to relevant matters relating to the Products within sixty (60) days after the Effective Date, and Distributor shall so train any such new sales personnel within sixty (60) days of such person's employment.

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5.8         Staff.  Distributor must engage and retain a reasonable number of staff in accordance with industry practice.  Distributor must take reasonable steps to ensure that all personnel wear suitable work clothing and conduct themselves appropriately as employees of Distributor.

5.9         Sales Calls.  Distributor will allow Company and/or Licensor representatives to accompany Distributor's sales personnel on sales calls to potential purchasers upon reasonable notice to Distributor and upon a reasonably frequent basis and to attend Distributor's sales meetings at least twice a Calendar Year.

5.10       No Modifications to Products.  Distributor will not remove, obscure, or modify any label, package design, or any indication of patent or other intellectual property rights on any Products without the prior written consent of Company

5.11       Product Complaints.  Distributor will immediately notify Company and Licensor upon receipt of complaints regarding the Products, but in no event later than twenty-four (24) hours after the receipt of such complaint. Notification shall be given by telephone, with a facsimile confirmation following within one (1) business day.  Distributor shall, at Company's request, assist Company in investigating all such complaints. Distributor shall be responsible for addressing all complaints related to Distributor's distribution, order processing, shipping, and handling of Products. Company shall be responsible for addressing all other complaints relating to the Products. Distributor shall have no authority to bind either Licensor or Company in the settlement of any complaints.  In the event of a Third Party claim, suit, or demand against either Party involving Products supplied or purchased hereunder, the Parties agree to fully cooperate in the defense of such claim, suit, or demand.

5.12       No Alteration of Warranties.  Distributor will not alter, enlarge, limit, or make Product claims beyond the Product claims contained on the Product label nor make representations, warranties, or guarantees concerning the Products beyond the representations, warranties, and guarantees contained in Company's printed sales literature.

5.13       General Conduct.  Distributor will, at all times, conduct its business in a manner as will reflect favorably on Company, Licensor and the Products and will not engage in any deceptive, misleading, illegal, or unethical business practice.  Distributor will not offer or sell the Products outside the Territory and will refer all inquiries regarding potential customers outside the Territory to Company. Distributor will disclose to Company the identities of all products and manufacturers that it distributes or represents and will notify Company of contemplated additions prior to making new commitments.

5.14       Insurance.  Distributor will, at all times, obtain and maintain liability and casualty insurance and an occurrence based form of product liability insurance policy in the face amount of not less than U.S.$1,000,000.00 and deliver to Company a certificate evidencing such insurance that names Company as an additional insured and that provides for written notice to Company thirty (30 days) in advance of any cancellation.

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5.15           Compliance with Laws.  Distributor will comply with, and render all necessary assistance to Company to ensure that Company is in compliance with, all governmental laws, ordinances, rules, and regulations applicable in connection with the sale or shipment of any Product into, or use or service of any Product in, the Territory, including, but not limited to, the U.S. Foreign Corrupt Practices Act and all U.S. export control regulations, or in connection with the fulfillment of any of Distributor's obligations under this Agreement including, but not limited to, the payment of any duties or taxes (excluding Company's income taxes), obtaining of any governmental permits or approvals, compliance with customs requirements, or testing of any Products.  Distributor shall cooperate fully with Company in complying with any governmental agency order or rule that may obligate Company to remedy any problem with, or defect in, any Products located in the Territory, including identification of the specific location of any such Products.

5.16           Reputation.  Distributor will use its best efforts to maintain the reputation of Licensor, Company and the Products at all times and immediately withdraw such advertising or cease such method of trading as Company requests. Distributor will not (a) sell or market copies or non-genuine versions of the Products; (b) make any representations or give any warranty on behalf of Company that has not been previously approved by Company in writing, which approval shall not be unreasonably withheld or delayed; or (c) advertise or trade in a manner that is inconsistent with or may directly harm the reputation or image of Licensor, Company or the Products.

5.17           Confidentiality, Disclosure of Information.    Distributor recognizes and acknowledges that Distributor has had and will have access to Confidential Information (as defined in Article I above). Distributor will not during the term of this Agreement, and for a period of three (3) years thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information except as required by applicable law or in connection with the performance of Distributor’s duties and responsibilities hereunder.

5.18           Non-Solicitation. Distributor acknowledges that the Company has invested substantial time, money and resources in the development and retention of its Confidential Information (including trade secrets), customers, accounts and business partners all of which constitute legitimate business interests of the Company, and further acknowledges that during the course of Distributor’s association with the Company Distributor has had and will have access to the Company’s Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. Distributor acknowledges and agrees that any and all “goodwill” associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between Distributor and any existing or prospective customers, accounts or business partners.  Additionally, the parties acknowledge and agree that Distributor possesses skills that are special, unique or extraordinary and that the value of the Company depends upon his use of such skills on its behalf. In recognition of this, Distributor covenants and agrees that During the Term, and for a period of two (2) years thereafter, Distributor shall not:

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(a)           without the prior written consent of the Company, solicit or encourage any employee of Company or its Affiliates to leave the employ of the Company or its Affiliates or any independent contractor to sever its engagement with the Company or its Affiliates, absent prior written consent to do so from Company or

(b)           directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company or its Affiliates to cease doing business with the Company or its Affiliates, reduce its relationship with the Company or its Affiliates or refrain from establishing or expanding a relationship with the Company or its Affiliates.

5.19        Provisions Necessary and Reasonable.

(a)          Distributor agrees that (i) the provisions of Sections 5.17 and 5.18 of this Agreement are necessary and reasonable to protect the Company’s Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 5.19 of this Agreement are reasonable and necessary to protect the Company’s business interests; and (iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach.  In recognition of the foregoing, Distributor agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available.  The seeking of such injunction or order shall not affect the Company’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

(b)          If any of the covenants contained in Sections 5.17 and 5.18 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

(c)          If any of the covenants contained in Sections 5.17 and 5.18 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, then the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

6.	RECORDS AND AUDITS.

6.1          Records.  Distributor shall keep proper books of account and records containing complete information relating to Products purchased and sold by Distributor. Said books of account and records shall be preserved and maintained by Distributor and kept available for inspection by Company or Licensor for at least three (3) years from the expiration or termination of this Agreement.

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6.2         Audit and Inspection Right and Obligation.  Company shall have the right to audit and inspect the records of Distributor relating to this Agreement at any time upon request during normal business hours.  In any event, Distributor shall conduct an internal audit at the end of each of its fiscal years of inventory of Product and sales records relating to this Agreement and provide to Company certified documentation of such audit.  If any such audit reveals that any moneys are due Company, Distributor will immediately pay such amount to Company.  Company shall further have the right to offset any payments due to Distributor under this Agreement by such amount.

7.	COMPANY'S OBLIGATIONS.

In addition to its other obligations specified herein, Company shall:

7.1         Marketing Incentives.  Allow Distributor to participate in such bonus programs and incentive programs as Company may make generally available to similarly situated distributors of Products; provided, however, that Company reserves the right to alter or eliminate any such bonus programs and incentive programs at any time; and

7.2         Promotional Materials.  Furnish Distributor with a reasonable quantity of Company's standard sales promotion literature written in English, such as brochures and specification sheets. Company also will provide Distributor with such camera ready art of the Products as Company makes available to its distributors generally, and a Company Standard Education Manual, if any.

7.3         Insurance.  Company shall maintain, at its own expenses and with reputable insurance companies, customary and adequate general liability and products liability insurance coverage covering claims for injury to persons or property caused by the Products or by its own officers, directors, employees, or agents.

7.4         Products.  Company shall supply to Distributor Products that are of merchantability quality and conform to sample.

7.5         Indemnification.  Company shall indemnify and keep indemnified Distributor from and against claims, liabilities, and expenses incurred by Distributor in the course of conducting the business due to (a) any act of neglect or default attributed solely to Company or its agents, employees, or subcontractors or (b) the proven infringement of the intellectual property rights of any third party through Distributor's promotion or sale of the Products; provided, however, that such liability has not been incurred or contributed to by Distributor through any act, default, negligence, or omission by it or its agents, employees, or subcontractors in carrying out terms of this Agreement.

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8.	PRODUCT DISCONTINUANCE; RECALLS.

8.1         Product Discontinuance.  Company shall have the right, in its absolute discretion, without liability to Distributor, to discontinue the manufacture or sale of any Product covered by this Agreement.  Company shall use commercially reasonable efforts to notify Distributor at least thirty (30) days prior to the discontinuance of manufacture of any Product.  Company, however, shall not incur any liability to Distributor for its failure to so notify Distributor.

8.2         Product Recalls.  In the event Company shall be required (or shall voluntarily decide) to initiate a recall, withdrawal, field correction of, or field alert report with respect to, any Product distributed by Distributor pursuant to this Agreement, whether or not such recall, withdrawal, field correction, or field report has been requested or ordered by any governmental authority, Company shall notify Distributor, and Distributor shall fully co-operate with Company to implement the same.  Company shall make all contacts with any governmental authorities and shall be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal, field correction, or field alert report, and Company shall make all statements to the media, including press releases and interviews for publication or broadcast.  Distributor agrees to make no statement to the media, except to refer the media to the Company for comment, unless otherwise required by law, and in any such event, Distributor shall cooperate with Company on the content of any such statement. Company shall indemnify Distributor against all reasonable and necessary costs and expenses that Distributor may incur as a result of any recall, withdrawal, field correction, or field alert to the extent that it is the direct result of any fault or omission attributable to Company. Distributor shall indemnify Company against all reasonable and necessary costs and expenses that Company may incur as a result of any recall, withdrawal, field correction, or field alert to the extent that it is the direct result of any fault or omission attributable to Distributor.

9.	SUITABILITY/LIABILITY.

9.1         No Warranty. Company MAKES NO EXPRESS OR IMPLIED WARRANTY TO DISTRIBUTOR CONCERNING THE PRODUCTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, OR ARISING FROM THE COURSE OF DEALING BETWEEN THE PARTIES OR USAGE OF TRADE.  Any warranty for the Products shall run directly from Company to end-user customers, notwithstanding the fact that such end-user customers may return Products to Distributor and not to Company  Distributor shall not make any warranty or representation to any end-user customer that is more protective of such end-user customer than the warranties and/or representations provided by Company.  For purposes of clarification, the sole remedy of end-user customers in the case of a defective Product shall be that Company shall replace such returned defective Product. Company's liability for failure of the Products to conform with any other implied warranty, express warranty, or specification required for conformance with this Agreement shall be limited to a return of the Price paid by Distributor.

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9.2         No Consequential Damages, Etc.  IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, OR ANY OTHER SPECIAL, PUNITIVE, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.  The foregoing terms shall not apply to Distributor's obligations under Section 10 hereof.

9.3         No Prospective Profits.  Each of Company and Distributor acknowledges that it is acting independently in connection with any actions taken in connection with this Agreement, including any investments in personnel, facilities, and marketing activities undertaken hereunder, and is not relying on any express or implied representation or promise from the other that this Agreement will continue beyond the Term or will not be terminated in accordance with its terms or without cause.  As a result, neither Company nor Distributor shall, by reason of the termination of this Agreement under any circumstances be liable to the other for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, or commitments, in connection with the business or goodwill of Company or Distributor, or otherwise.

9.4         General Indemnity.  Distributor agrees to indemnify and hold Company, Licensor and their several Affiliates harmless from and against all damages, costs, and expenses arising with respect to the distribution of any Product, except for those matters as to which Company bears sole responsibility as provided herein.

10.	TRADEMARKS AND OTHER MATERIALS.

10.1       Limited Right to Use Trademark.  Subject to the provisions of this Article 10, Company grants to Distributor a non-exclusive, limited right to use, during the Term, the Trademarks for proper purposes in connection with the promotion and sale of the Products in the Territory.

(a)           Distributor hereby acknowledges validity of the Trademark and the exclusive ownership of the Trademark by Licensor, whether or not registered. Distributor agrees that it will not, at any time during the term of this Agreement or thereafter, directly or indirectly, challenge, contest or aid in challenging or contesting the validity or ownership of the Trademark or the title or registration thereto, whether now existing or hereafter obtained, either in the Territory or elsewhere. Any and all goodwill and other rights that attach to, or arise in connection with the use of the Trademark during the term of this Agreement or thereafter as a result of the business activities of Distributor shall inure to the sole benefit of Licensor and shall remain vested therein. Distributor shall have no rights in, to or in respect of the Trademark except as expressly provided in this Agreement.

(b)           Distributor shall not use the Trademark as part of its corporate name or any trade name, nor shall Distributor join any name or names with the Trademark so as to form a new mark or marks. Distributor’s employees shall not represent themselves as being employees, agent or representatives of Licensor or of Company.

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(c)        Distributor acknowledges that Products are intended to be marketed in a manner commensurate with the Trademark’s standing and reputation in the United States and worldwide. Distributor shall not, at any time, willfully do or suffer to be do any act or thing which may in any way adversely affect any rights in and to the Trademark or any registrations thereof or which, directly or indirectly, may reduce the value of the Trademark or detract from its reputation.

10.2           Distributor's Use; Prior Approval.  Distributor's use of the Trademarks shall be in accordance with applicable trademark law and Company's and Licensor’s policies regarding advertising and trademark usage as established and amended from time to time.  Distributor shall include all applicable Trademarks in any literature, promotional materials, or advertising that it produces or distributes concerning the Products.  Distributor will not use any such Trademarks other than with respect to the direct promotion of the Products.  Distributor shall submit to Company and Licensor for prior written approval copies of all advertisements and other promotional materials, including catalog descriptions, involving the Products or the Trademarks.

10.3           Ownership of Trademarks.  Distributor agrees that the Trademarks are and will remain the sole property of Licensor and agrees not to do anything inconsistent with that ownership or to contest ownership of the Trademarks and to take all reasonable steps as are necessary to ensure that the Trademarks, and any goodwill therein, shall vest in and shall remain vested the Licensor.  Distributor agrees to always identify the Trademarks as being the property of Licensor.  Distributor also agrees that all use of the Trademarks by Distributor will inure to the benefit of, and be on behalf of, Licensor. Distributor hereby:  (a) acknowledges the validity of the Trademarks; (b) acknowledges that Licensor is the owner of the Trademarks and of all goodwill associated with the Licensor Trademarks or with the Products; (c) agrees not to acquire any interest in, infringe upon, contest, or take any other action to injure or to assist another to injure Licensor's rights in the Trademarks or the Company’s rights in the License Agreement; and (d) agrees that any interest that may be acquired by Distributor during the Term or at any time thereafter in the Trademarks or in goodwill associated with the Trademarks or the Products, whether in the Territory or elsewhere, shall be acquired on behalf of and for the benefit of the Licensor, and shall be assigned to Company for the benefit of the Licensor upon request at no charge. Distributor shall use the Trademarks only in connection with the Products, and only during the Term. Distributor shall promptly report to Company any violation of Company's rights in the Trademarks or goodwill of which Distributor becomes aware.

10.4           Local Language Marks.  Without prejudice to the generality of the foregoing, where Distributor assists Company to create local language Trademarks used on or in relation to the Product, Distributor acknowledges that all rights, title, and interest in the local language Trademarks belong to the Licensor and all goodwill attached to the local language Trademarks shall ensure to the benefit of the Licensor.

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10.5        Registration.  Where it is or becomes advisable for applications to be made for the registration of any of the Trademarks in the Territory, Distributor shall render all reasonable assistance to Company in connection therewith.

10.6        Infringement.  Distributor acknowledges that solely Licensor shall have the right to prosecute such infringements provided, however, that Distributor shall be required to take all necessary steps to assist Licensor and/or Company but not including the institution of any such litigation or enforcement at the request of Licensor or Company, and contributions of any costs incurred by Licensor or Company in connection with such litigation or enforcement.

11.	TERM AND TERMINATION.

11.1        Term.  The term of this Agreement shall be the Term, unless earlier terminated as provided hereunder. Distributor acknowledges and agrees that this Agreement and the rights granted to Distributor hereunder are subject to the terms and provisions of the License Agreement, as may be amended, modified or supplemented from time to time. Licensor’s approval of the Distributor is also based on the requirement that Distributor will establish threshold sales figures, which if not met, shall give Licensor the right to require Company to terminate Distributor’s rights. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall terminate immediately upon expiration or termination of the License Agreement. Further, Distributor further agrees that Distributor will have no claim against Licensor or Company for such termination or failure to renew this Agreement. Distributor warrants and represents to Company that no jurisdiction within the Territory imposes a penalty, indemnification, liquidated damages or any other form of compensation to a distributor whose distribution rights are terminated or not renewed in the absence of material cause therefor.

11.2        Termination for Cause.  Either Party shall have the right to terminate this Agreement prior to the end of the Term upon thirty (30) days' written notice to the other Party if:

11.2.1       the other Party commits any material breach of this Agreement and such breach cannot be remedied;

11.2.2       the other Party commits any material breach of this Agreement, which has not been remedied within sixty (60) days following written notice thereof; provided that if the breach by Distributor is failure to meet the Minimum Purchase Level then no cure period is allowed; or

11.2.3       the other Party enters into bankruptcy, liquidation, or reorganization, whether compulsory or voluntary, or has a receiver appointed as to all or any part of its assets, or takes or suffers any similar action in consequence of debt.

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11.3          Termination on Change in Control or Termination of License; Trademark Infringement.

(a)       Company may terminate this Agreement upon thirty (30) days' written notice if there is a change in controlling ownership or management of Distributor, or if Distributor sells all, or substantially all, of its assets; or a court shall declare the Trademark to be an infringement of the rights of a third party so that Distributor may not thereafter continue in the use thereof in accordance with the terms and conditions hereof.

(b) In the event that Company, for any reason whatever, including, without limitation, amendment, modification or termination of the License Agreement, shall no longer be able, or have the right, to sell the Products to Distributor, Company, at its option, may terminate this Agreement upon written notice to Distributor, which termination shall be effective upon the giving of such notice in accordance with Section 13.2 hereof.

(c) In the event that the promulgation, amendment, modification or other change in the statutes, laws, rules, regulations or ordinances in effect from time to time in the Territory, or other governmental or judicial action, shall make it impossible or impracticable for Distributor to make payments to Company, for four (4) consecutive weeks, in the manner or in the amount to which Company is entitled hereunder, Company, at its option, may terminate this Agreement upon written notice to Distributor, which termination shall be effective upon the giving of such notice in accordance with Section 13.2 hereof.

11.4         Effect of Termination.  Upon the expiration or termination of this Agreement for any reason:

11.4.1    Accrued Obligations.  Except as otherwise provided, expiration or termination of this Agreement for any reason shall not release any Party hereto from liability accrued under this Agreement prior to such expiration or termination, nor preclude either Party hereto from pursuing any rights or remedies accrued prior to such expiration or termination or accrued at law or in equity with respect to any breach of this Agreement; provided, however that Company may treat as cancelled any unfilled orders for Products that Distributor had placed with Company

11.4.2    Inventory.  Within ten (10) days after the expiration or termination of this Agreement, Distributor shall provide Company with a complete inventory list of Products in Distributor's possession or control. Within ten (10) days after Company's receipt of such inventory list, Company may inspect Distributor's Product inventory and audit Distributor's records with respect to Product inventory during normal business hours and upon at least two (2) days prior notice.

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11.4.3     Limited Right to Sell; Return of Goods.  Upon the expiration or termination of this Agreement for any reason, Distributor's authority to act hereunder shall cease; provided, however, that Distributor shall be entitled to sell only to accounts pre-approved in writing by Company its remaining stock of Products on hand or which Distributor is contractually obligated to purchase, for one (1) year following termination or expiration of this Agreement, but in no event to exceed one (1) year after the date of expiration or termination of the License Agreement. The sale of remaining Products by Distributor shall be effected at the usual retail price and shall not be effected at reduced prices without the prior written consent of Company.  All Trademarks, trade names, or other data, photographs, samples, literature, and sales and promotional aids, information, and materials of every kind provided by Company shall remain the property of Company. Within ten (10) days after the expiration or termination of this Agreement, Distributor shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to Company, as Company may direct, at Company's expense. Distributor shall not make or retain any copies of any Confidential Information that may have been entrusted to it.  Effective upon the expiration or termination of this Agreement, Distributor shall cease to use all Trademarks and trade names of Company related to Product in the Territory.

11.4.4     Products.  Within thirty (30) days of the expiration or termination of this Agreement, Company shall have the right, but not the obligation, upon written notice to Distributor, to repurchase from Distributor all or any portion of Products remaining in Distributor's inventory at the Prices paid by Distributor for those Products, or such lesser price mutually agreed to by the Parties, less any amount reasonably deducted by Company as a result of any damage to the Products, under first-in first-out accounting principles.  Distributor agrees to deliver all Products that are repurchased by Company to Company within thirty (30) days of Company's agreement to repurchase such Products.

11.4.5     Transition.  Upon expiration or termination of this Agreement, Distributor and Company shall diligently cooperate to effect a smooth and orderly transition in the distribution of the Products in the Territory.  From the time that a notice of termination is received by either Party until the effective termination date, Distributor shall refer all Product inquiries to Company and shall cooperate fully with any newly-appointed distributors.

11.4.6     Representation.  Upon the expiration or termination of this Agreement and thereafter, Distributor shall not represent or hold itself out to be associated with Company and shall not sell or offer to sell or do anything stating or implying that it is authorized to sell or otherwise deal in the Products.

11.4.7     No Renewal, Extension, or Waiver.  Acceptance of any order from, or sale of, any Product to Distributor after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by Company  Any purchase of Products by Distributor after the expiration or termination hereof shall be on a strictly cash basis.

11.4.8     No Rights for Receiver, Liquidator, Trustee, Etc. No receiver, liquidator, assignee, trustee or custodian appointed to administer the affairs of Distributor, sheriff or any other officer of the court or official charged with taking custody of Distributor’s assets or business shall have the right to continue the performance of this Agreement on behalf of Distributor.

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12.	SURVIVAL.

12.1       Survival.        The provisions of Articles 1, 6, 9, 11, 12, and 13 and Sections 5.17, 5.18, 5.19, 8.2, and 10.3 shall survive any expiration or termination of this Agreement.

13.	GENERAL.

13.1       No Other Agreements.  All previous agreements and arrangements (if any) made by Company or any of its Affiliates and Distributor and relating to the subject matter hereof are hereby superseded and this Agreement and the Schedules hereto embody the entire understanding of the Parties, there being no promises, terms, conditions, or obligations, oral or written, express or implied, other than those contained herein or in the Schedules hereto.  This Agreement may only be amended by a writing signed by the Parties; provided that, subject to the advance notice requirements otherwise expressly specified in this Agreement, Company may modify each of the Schedules hereto and certain other provisions hereof by written notice to Distributor of such change.  Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by a Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.  This Agreement is subject to the restrictions, limitations, terms, and conditions of all applicable laws, governmental regulations, approvals, and clearances.  If any term or provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal, or unenforceable, had never been contained herein.

13.2       Notices.  Any notice required to be given hereunder shall be in writing and may be given by facsimile transmission (confirmed by mail), personal delivery (including by professional courier), or mailing (by first class receipted prepaid mail) to, in the case of  Company, the address and facsimile number set forth below and, in the case of Distributor, the address and facsimile number set forth in Schedule A hereto, or such other address or facsimile number as such Party may have notified the other pursuant to this Section. In the case of facsimile transmission or personal delivery, such notice shall be deemed to have been given upon the date of such transmission or delivery.  In the case of mailing, such notice shall be deemed to have been given seven (7) days after such mailing.

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Inter Parfums USA, LLC
551 Fifth Avenue
Suite 1500
New York, New York 10176
Telephone:        212.983.2640
Telecopier:        212.983.0654
Att.: Specialty Retail

With a copy to:
Nine West Development Corporation
1007 Orange Street, Suite 225
Wilmington, DE 19801
Attn.: Assistant Treasurer
Telecopier:         302.777.4886

13.3       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of the laws of other jurisdictions.  With respect to those matters referred to in Section 13.8(i), any suit hereunder shall be brought only in the federal or state courts in the districts which include New York, New York, and Distributor hereby agrees and submits to the personal jurisdiction and venue thereof.

13.4       No Agency.  Nothing in this Agreement or any other document or agreement between the Parties shall constitute or be deemed to constitute a partnership or joint venture between the Parties.  The relationship between Company and Distributor shall be that of independent contractors with respect to each other, and not agents of each other.  Distributor, its officers, agents, and employees, shall under no circumstances be considered the agents or employees of Company. Neither Party has any express or implied right to enter into any contracts or binding commitments in the name of or on behalf of the other Party in any respect whatsoever, and no conduct of the Parties shall be deemed to infer such right.

13.5       Assignment.  Distributor may not assign any of its rights or obligations hereunder, whether voluntarily or by operation of law, without the prior written consent of Company (which may be granted or withheld in its sole discretion).  Any attempted assignment by Distributor in violation of this provision or by virtue of the operation of law shall be void. For the purposes of this Agreement, an assignment shall be deemed to have occurred if (i) Distributor sells, or otherwise disposes of, substantially all of its business or assets to another entity; (ii) Distributor merges or consolidates with or into another entity or consummates any other form of corporate reorganization; or (iii) if capital stock of Distributor is issued or if issued and outstanding capital stock of Distributor is sold or otherwise transferred, with the effect that one or more entities who are not currently stockholders of Distributor hold beneficial ownership or actual control of more than fifty percent (50%) of the issued and outstanding capital stock of Distributor. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit Distributor from hiring or engaging independent sales representatives in connection with the performance of Distributor’s obligations and duties hereunder; provided that such hiring or engagement does not constitute an assignment or sublicense hereunder and each independent sales representative acknowledges in writing that such representative is bound by, and is subject to the terms and provisions of, this Agreement. Distributor further acknowledges that it shall remain responsible for the acts or omissions of any such independent sales representatives relating hereto or in connection herewith. Company shall have the right, in its sole discretion, to assign this Agreement, or any part thereof on notice to Distributor. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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13.6       Force Majeure.

(a)  If the performance of any part of this Agreement by Company is prevented, hindered, or delayed or otherwise made impracticable by reason of any strike, flood, riot, fire, explosion, terrorist act, governmental action in response to or in contemplation of any terrorist act, war or any other casualty or cause beyond the control of Company, and which cannot be overcome by reasonable diligence and without unusual expense, Company shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed thereby, during the continuance of any such happening or event and for so long as such event shall continue to prevent, hinder or delay such performance. This Agreement shall be deemed suspended so long as and to the extent that any such cause shall operate to prevent, hinder or delay the performance by Company of its obligations.

(b)  Upon the occurrence of any such event Company shall, as soon as reasonably practicable thereafter, notify Distributor of the nature and extent of any such force majeure condition referred to in the preceding subparagraph and advise Distributor of the nature and extent thereof.

13.7       Attorneys' Fees.  In any litigation, arbitration, or court proceeding between the Parties with respect to this Agreement, the prevailing Party shall be entitled to recover, in addition to any other amounts awarded, attorneys' fees, and all costs of proceedings incurred in enforcing this Agreement.

13.8       Arbitration. All disputes  or disagreements relating to this Agreement (“Disputes”) shall be exclusively and finally resolved by arbitration in the following manner:

(a)         the Agreement, as well as the rights and obligations of the Parties shall remain in full effect and force while said arbitration procedure is pending, and the arbitration award shall be final and binding on the Parties;

(b)         all arbitration shall follow the rules of arbitration of the International Chamber of Commerce (the “ICC”), in force as of the date of the Agreement, and as further amended, except to the extent that such rules conflict with the provisions of this Section 13.8, in which case the provisions of this Section 13.8 shall control;

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(c)           all arbitration shall be conducted in New York City, New York and the Parties agree to exclude, to the extent that it is permitted by applicable law, any right of application or appeal to any court of competent jurisdiction with regard to any issue of fact or issue of law arising in the course of any arbitration. Notwithstanding anything to the contrary contained herein, the laws of the State of New York (without reference to the principles of conflicts of laws) shall govern the procedure, effectiveness, interpretation, construction, performance, and application of the arbitration established herein;

(d)           the  language to be used in each arbitration shall be English; provided that, any witness whose native language is not English may give testimony in his or her native language, with simultaneous translation into English (at the expense of the Party presenting any such witness) by a translator duly appointed by the chairman of the arbitral tribunal.  Any party to the arbitration may provide, at its own expense, simultaneous translations from English of any oral arbitration proceedings;

(e)           any decision or award of an arbitration panel appointed in conformity with the Agreement shall be final, binding on the Parties and shall be drafted in the English language. The costs of arbitration shall be assumed by the losing Party. Each party hereto hereby irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts sitting within New York County, New York with regard to the enforcement of any arbitrators’ decision or award rendered or granted in connection with this Agreement;

(f)           every arbitration panel shall consist of three (3) arbitrators, being one (1) nominated by the claimant Party, one (1) nominated by the respondent Party and one (1) appointed by the ICC, who shall be the chairman of the arbitral tribunal. The arbitrators shall be nominated and appointed within the terms and formalities set forth in the rules of the ICC. Only persons who are fluent in English and that have experience in the cosmetic industry shall be able to be appointed as arbitrators and at least one of the arbitrators must be a lawyer. No arbitrator may be, or have been, an employee, agent, Distributor, or advisor of any of the Parties or their Affiliates;

(g)          the arbitration award shall be given within six (6) months, from the date when all the arbitrators were appointed in accordance with the rules of the ICC or, in the case of replacement of any arbitrator, from the date on which the substitute arbitrator has been appointed in accordance with the rules of the ICC.  The arbitration award shall be deemed final and not subject to appeal to any court or tribunal, and the Parties shall immediately take the necessary actions to enforce it pursuant to applicable law;

(h)          the Parties hereby expressly waive any right to resolve any Dispute relating to the Agreement, including whether this Agreement is subject to arbitration, except in accordance with an arbitration conducted in accordance with this Section 13.8;

(i)           the Parties reserve the right to refer to a court of competent jurisdiction all preliminary injunction suits, if necessary to obtain legal measures intended to protect their rights prior to or during the arbitration, and such measures shall not be considered as a waiver or violation of the arbitration; provided that, such judicial relief (i) is limited to that which is required to prevent imminent damage to a Party and (ii) does not resolve the merits or substance of such Dispute; and,

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(j)           any of the Parties may request the arbitral tribunal to, and upon such request the arbitral tribunal, to the extent not otherwise prohibited by applicable rules, shall, consolidate the arbitration with any other arbitration involving any dispute, claim or controversy arising out of or relating to the Agreement or the breach, termination or invalidity hereof or thereof.

13.9       Public Companies Acknowledgment. Distributor acknowledges that Inter Parfums, Inc., the parent of Company, is a publicly held company with its Common Stock traded on The Nasdaq Stock Market, National Market System and is subject to reporting requirements of the United States federal securities laws. Distributor further acknowledges that Inter Parfums, S.A., an Affiliate of Company, has its common shares traded on the Euronext, and is subject to its reporting obligations. Distributor shall not make any public statement or issue any press release relating to this Agreement without the consent of Company, which Company is free in its absolute discretion to withhold.

13.10     No Insider Trading. Distributor and its Affiliates shall not purchase or sell the securities of Inter Parfums, Inc. or Inter Parfums, S.A., or communicate any material non-public information to any other person under circumstances under which it is reasonably foreseeable that such person is likely to purchase or sell the securities of Inter Parfums, Inc. or Inter Parfums, S.A. if such persons are in possession of such material non-public information.

13.11     U.N. Convention Not to Apply. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement

13.12     Subordination to License Agreement. Notwithstanding anything to the contrary contained in this Agreement, Distributor agrees that the rights of the Distributor are subordinate in all respects to the rights and obligations between Company and Licensor.

13.13     Distributor to Pay Own Expenses. Distributor shall pay and discharge, at its own cost and expense, any and all claims, expenses, charges, fees and taxes arising out of or incidental to the carrying on of its business, and Distributor will indemnify and hold harmless Company and Licensor from and against any and all such claims for such expenses, charges, fees and taxes.

[Balance of page intentionally left blank -The Signature Page(s) Schedules and Exhibits to this Agreement Follow this Page.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Inter Parfums USA, LLC		[Name of Distributor]

By:		By:
	(Authorized Signature)		(Authorized Signature)

Name:		Name:
	(Print or Type)		(Print or Type)
Title:		Title:

Date:		Date:

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SCHEDULES AND EXHIBITS

Schedule A	General Terms
Schedule B	Minimum Purchase Levels
Schedule C	RGA Procedures
Schedule D	Licensor’s Foreign Licensees and their Customers

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SCHEDULE A
DISTRIBUTOR AGREEMENT

General Terms

This Schedule A, when signed below, modifies and amends the Distribution Agreement between Company and the Distributor referenced below.

"Distributor"	[insert name and address of Distributor]

“Trademarks”mean the trademark(s) owned by Licensor and its Affiliates as may be registered, or for which registration has been applied, in the Territory, together with the form of the Nine West logo as may be approved by Licensor from time to time in its sole discretion; provided, however, that the appearance and/or style of the trademarks may vary from time to time as specified or approved by Licensor in its sole discretion.

"Effective Date"	means [insert date], subject to, however, the consent and approval of Distributor by Licensor.

"Term"
means the period commencing on the Effective Date and continuing to December 31, 2016 (the "Initial Term").  Following the Initial Term, this Agreement shall automatically renew for one (1) Contract Year term unless either Party gives the other Party written notice at least sixty (60) days prior to the expiration of the Initial Term or the renewal term of its election not to renew this Agreement. The Initial Term and the renewal term are in all respects subject to the provisions of Section 11.1 of the Agreement.

"Territory"	means [to be provided]

"Products"
means the products on the attached Company Product List. Notwithstanding anything to the contrary contained herein, the Company reserves the right to amend, change, alter and otherwise revise the content and packaging of the Products, or delete individual or lines of Products, or add individual or lines of Products, in its absolute discretion.

“License
Agreement”
means the License Agreement dated _______, 2010 between Nine West Development Corporation, a Delaware corporation, and Inter Parfums USA, LLC, a New York limited liability company, as amended and as may be amended and supplemented from time to time.

“Licensor”	means Nine West Development Corporation.

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"Discount"	Distributor shall receive a discount of [●] ([●]%) from the Price List that is current at the time as agreed in Distributor business plan.

"Payment Terms"
Payment shall be made in United States dollars by wire transfer of immediately available funds for the full amount of the purchase price for each shipment, paid on the [●]th day from the date of the applicable Bill of Lading.

“Advertising and
Promotion”    Distributor shall spend not less than [●] ([●]%) of its Product sales of during each Calendar Year.

"Product Returns"
A twenty percent (20%) return fee shall by charged by Company upon the return of the Products by Distributor unless such return is due to defects in design, material, or workmanship under normal use and service of the Products.

"Samples"
Company shall sell Samples to Distributor at the price contained in the samples price list; provided, however, that Company reserves the right to change the samples price list at any time and from time to time during the term of this Agreement.

Inter Parfums USA, LLC		[Name of Distributor]

By:		By:
	(Authorized Signature)		(Authorized Signature)

Name:		Name:
	(Print or Type)		(Print or Type)
Title:		Title:

Date:		Date:

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SCHEDULE B
MINIMUM PURCHASE LEVELS

Minimum purchase levels are set to be as follows: [to be provided]

Contract Year Ending	Minimum Purchase Levels

December 31, 2011
December 31, 2012
December 31, 2013
December 31, 2014
December 31, 2015
December 31, 2016
Thereafter (if applicable)

Inter Parfums USA, LLC		[Name of Distributor]

By:		By:
	(Authorized Signature)		(Authorized Signature)

Name:		Name:
	(Print or Type)		(Print or Type)
Title:		Title:

Date:		Date:

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SCHEDULE C  — RETURN GOODS AUTHORIZATION PROCEDURES

Company recognizes returns for the following reasons: defective Product, shipments that are non consistent with Purchase Order, and Company initiated returns.  Returns for defective Product are accepted only for the individual unit(s) affected.  All returns of Product to Company require an authorized RGA number and, unless otherwise agreed by Company, must be freight prepaid by Distributor.

Notify Customer Return Administrator
Telephone:  212.983.2640
Fax:   212.983.0654
The information needed for each Product is:	● Type and quantity of Product being returned ● The Product item number ● Product cost ● Reason for return

An RGA number will be assigned.  Products must be returned promptly following issuance of the related RGA number.  All Products must be shipped to Company in accordance with the handling instructions, including packaging, included with such Product.  Distributor shall be responsible to, and shall indemnify, Company for all losses attributable to failure to follow such instructions and for any losses to the Products prior to receipt by Company  Reference the RGA number on each shipping carton.

Return the product to:	REF: RGA Number Company, Inc. 60 Stults Road Dayton, New Jersey 08810

Replacement Product, if required, will be shipped within a reasonable time.  Company will bear the cost to Distributor of shipping the replacement Product for defective Products or Company initiated returns.  Unless otherwise agreed by Company, Distributor will pay for the cost of shipping return or replacement Product returned for all other reasons.

Inter Parfums USA, LLC		[Name of Distributor]

By:		By:
	(Authorized Signature)		(Authorized Signature)

Name:		Name:
	(Print or Type)		(Print or Type)
Title:		Title:

Date:		Date:

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SCHEDULE D
LICENSOR’S FOREIGN LICENSEE and their CUSTOMERS

[to be inserted from for the applicable Territory from the table in License Agreement]

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